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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Check the appropriate box:
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BE AEROSPACE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BE AEROSPACE, INC.
1400 CORPORATE CENTER WAY
WELLINGTON, FLORIDA 33414

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JULY 21, 2005

        Notice is hereby given that the Annual Meeting of Stockholders of BE Aerospace, Inc. will be held in the Conference Center, 36th Floor, Ropes & Gray, One International Place, Boston, Massachusetts at 10:30 A.M. on Thursday, July 21, 2005 for the following purposes:

  1.
  To elect three Class II directors;

  2.
  To consider and act upon a proposal to amend the 1994 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder by 500,000 shares;

  3.
  To consider and act upon a proposal to adopt the 2005 Long-Term Incentive Plan; and

  4.
  To transact any other business that may properly come before the meeting, or any adjournment thereof.

        Stockholders of record at the close of business on May 23, 2005 are entitled to notice of and to vote at the meeting.

        Whether or not you plan to attend the meeting in person, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

                      By Order of the Board of Directors,

                      EDMUND J. MORIARTY
                      Secretary

Wellington, Florida
June 1, 2005

FORWARD-LOOKING INFORMATION

        This Proxy Statement contains certain forward-looking statements and information relating to the Company and its operations, governance and policies and procedures that are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. When used in this Proxy Statement, words such as "anticipate", "believe", "conclude", "estimate", "expect", and similar expressions, as they relate to the Company or the Company's management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company with respect to future events and as a result are subject to certain risks, uncertainties and assumptions. Should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, concluded, estimated or expected. Further information about these matters can be found in the Company's other Securities and Exchange Commission filings. The Company does not intend to update these forward-looking statements.

i

BE AEROSPACE, INC.

ANNUAL MEETING OF STOCKHOLDERS

JULY 21, 2005

PROXY STATEMENT

        THIS PROXY STATEMENT AND THE ENCLOSED PROXY ARE BEING MAILED TO STOCKHOLDERS ON OR ABOUT JUNE 2, 2005.

        The enclosed form of proxy is solicited on behalf of BE Aerospace, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders to be held in the Conference Center, 36th Floor, Ropes & Gray, One International Place, Boston, Massachusetts at 10:30 A.M. on Thursday, July 21, 2005 or at any adjournment thereof (the "Meeting"). A proxy may be revoked by a stockholder at any time before it is voted (i) by returning to the Company another properly signed proxy bearing a later date; (ii) by otherwise delivering a written revocation to the Secretary of the Company; or (iii) by attending the Meeting and voting the shares represented by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting.

        The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefore in addition to their regular salaries) may solicit proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees to solicit proxies personally and by mail, telephone and telegram from brokerage houses and other stockholders. The Company has also retained Georgeson Shareholder Communications, Inc. to assist in such solicitation for a fee of $6,000 plus expenses. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

        In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below. The holders of record of shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), at the close of business on May 23, 2005 are entitled to receive notice of and to vote at the Meeting. As of April 28, 2005, the Company had 57,003,957 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to come before the Meeting.

        Consistent with Delaware state law and the Company's by-laws, a majority of the votes entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by the person appointed by the Company to act as inspector of election for the Meeting. The three nominees for election as directors at the Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. The affirmative vote of a majority of the votes in attendance at the Meeting (at which a quorum is present), present in person or represented by proxy, that are properly cast is necessary to approve the actions described in Proposals No. 2 and 3 of the accompanying Notice of Annual Meeting. The inspector of election will count the total number of votes cast "for" approval of Proposals No. 2 and 3 for purposes of determining whether sufficient affirmative votes have been cast.

        The inspector of election will count shares represented by proxies that withhold authority to vote either for the nominees for election as a director or for Proposals No. 2 and 3 or that reflect abstentions and "broker non-votes" (i.e., shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but abstentions and broker non-votes will not have any effect on the outcome of voting on the election of directors or Proposals No. 2 and 3.

        The Annual Report to Stockholders for the Company's fiscal year ended December 31, 2004 accompanies this proxy statement.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked in favor of the election as directors of the three nominees named below, each of whom is now a director of the Company, unless authority to vote for the election of any or all of such nominees is withheld by marking the proxy to that effect.

        Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes, each as nearly equal in number as possible, so that each director (in certain circumstances after a transitional period) will serve for three years, with one class of directors being elected each year.

        The nominees are the three directors currently designated as Class II Directors, whose terms expire at the Meeting, and until their respective successors are elected and shall qualify to serve. The enclosed proxy cannot be voted for a greater number of persons than three.

        If Proposal No. 1 is approved, Messrs. David C. Hurley, Robert J. Khoury and Jonathan M. Schofield will be elected as Class II Directors for a term of three years, expiring at the 2008 Annual Meeting, and until their respective successors are elected and shall qualify to serve.

        The Company expects that Messrs. Hurley, Khoury and Schofield will be able to serve, but if any are unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees or to fix the number of directors at a lesser number.

        Set forth below is the business experience of, and certain other information regarding, the three director nominees and the other current directors of the Company.

Director Nominees

Name, Age (As Of June 7, 2005), Business Experience And Current Directorships	Director Since
DAVID C. HURLEY, 64
David C. Hurley has been a Director since June 2003. He is currently the Vice Chairman of PrivatAir, a corporate aviation services company based in Geneva, Switzerland, where he served as Chief Executive Officer from 2000 to February 2003. Prior to 2000, Mr. Hurley was the Chairman and Chief Executive Officer of Flight Services Group (FSG), a corporate aircraft management and sales company, which he founded in 1984 and which was acquired by PrivatAir in 2000. Before founding FSG, Mr. Hurley served as Senior Vice President of Domestic and International Sales for Canadair Challenger. He currently serves on the Boards of the Smithsonian Institution's National Air and Space Museum, the Corporate Angel Network, the Wings Club, Aerosat, Inc. and Capital Route Limited.	2003
ROBERT J. KHOURY, 63 Robert J. Khoury has been a Director since July 1987, when he co-founded the Company. He currently serves as President and Chief Executive Officer. From April 1996 through August 2000, he served as Vice Chairman. Mr. Khoury is the brother of Amin J. Khoury.	1987

JONATHAN M. SCHOFIELD, 64
Jonathan M. Schofield has been a Director since April 2001. From December 1992 through February 2000, Mr. Schofield served as Chairman of the Board and CEO of Airbus North America Holdings, a subsidiary of Airbus Industrie, a manufacturer of large civil aircraft, and served as Chairman from February 2000 until his retirement in March 2001. From 1989 until he joined Airbus, Mr. Schofield was President of United Technologies International Corporation. Mr. Schofield is currently a member of the board of directors of Aviall, Inc., SS&C Technologies, Inc., Turbo Combustor Technology, Inc. and is a trustee of LIFT Trust.	2001

Current Directors

Name, Age (As Of June 7, 2005), Business Experience And Current Directorships	Director Since	Term Expires
RICHARD G. HAMERMESH, 57
Richard G. Hamermesh has been a Director since July 1987. Dr. Hamermesh is currently a Professor of Management Practice at the Harvard Business School. From 1987 to 2001, he was a co-founder and a Managing Partner of The Center for Executive Development, an executive education and development-consulting firm. Prior to this, from 1976 to 1987, Dr. Hamermesh was a member of the faculty of the Harvard Business School. He is also an active investor and entrepreneur, having participated as a principal, director and investor in the founding and early stages of more than 15 organizations.	1987	2006

AMIN J. KHOURY, 66
Amin J. Khoury has been the Company's Chairman of the Board since July 1987 when he founded the Company and was Chief Executive Officer until April 1, 1996. Since 1986, Mr. Khoury has been a director of Synthes, Inc., the world's leading manufacturer and marketer of orthopedic trauma implants and a leading global manufacturer and marketer of cranial-maxillofacial and spine implants. Since July 1994, Mr. Khoury has been a member of the board of directors and is currently the lead independent director of Brooks Automation, Inc., the world's leading supplier of integrated automation solutions for the global semiconductor, data storage and flat panel display manufacturing industries. From 1986 through March 2005, Mr. Khoury was also Chairman of the Board of Applied Extrusion Technologies, Inc., a leading North American producer of oriented polypropylene films for consumer products, labeling and packaging. On December 1, 2004, Applied Extrusion Technologies filed a voluntary, prepackaged plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code pursuant to a previously announced plan of recapitalization and was reorganized into a private company on March 8, 2005. Mr. Khoury is the brother of Robert J. Khoury.	1987	2006

WESLEY W. MARPLE, JR., 73
Wesley W. Marple, Jr. has been a Director since October 2003. Dr. Marple is currently a Professor of Finance at Northeastern University. He was a Ford Foundation Fellow and member of the faculty at the Harvard Business School before joining Northeastern's College of Business Administration in 1966. He returned to the Harvard Business School as a Visiting Professor during the 1980-81 academic year. Dr. Marple has been a member and past chairman of the Financial Advisory Board of the Commonwealth of Massachusetts. He was a trustee of Eastern Utilities Associates and of several Scudder mutual funds. He has served as a consultant to many companies including Arthur D. Little, Sears Roebuck, IBM and Honeywell. Dr. Marple currently is Chairman of the Board of Directors of the Biddeford Internet Corporation, a director of the Hult International Business School, and a director of the New Hampshire Electric Cooperative.	2003	2006

JIM C. COWART, 53
Jim C. Cowart has been a Director since November 1989. Since September 2004, Mr. Cowart has been Chairman and Chief Executive Officer of Auriga Medical Products GmbH, a distributor of medical devices. He is a Principal of Cowart & Co. LLC and Auriga Partners, Inc., private capital firms that provide strategic planning, competitive analysis, financial relations and other services. From August 1999 to May 2001, he was Chairman of QualPro Corporation, an aerospace components manufacturing company, and from February 1998 to November 2000, Mr. Cowart was Chairman and CEO of E-Com Architects, Inc., a computer software company. From January 1993 to November 1997, he was the Chairman and CEO of Aurora Electronics Inc. Previously, Mr. Cowart was a founding general partner of Capital Resource Partners, a private investment capital manager, and he held various positions in investment banking and venture capital with Lehman Brothers, Shearson Venture Capital and Kidder, Peabody & Co.	1989	2007

BRIAN H. ROWE, 74
Brian H. Rowe has been a Director since July 1995. He is currently Chairman Emeritus of GE Aircraft Engines, a principal business unit of the General Electric Company, where he also served as Chairman from September 1993 through January 1995 and as President from 1979 through 1993. Since 1995, Mr. Rowe has been a director of Textron, Inc., a manufacturer of aircraft, automobile components, systems and components for commercial aerospace and defense industries, and a provider of financial services. Additionally, since October 2004, Mr. Rowe has served as Chairman of the Board of Piedmont Hawthorne, an aerospace company.	1995	2007

Meetings of the Board of Directors and Committees

        The Board of Directors held five meetings during 2004 and acted pursuant to unanimous written consent on one occasion. We do not have a specific policy for director attendance at annual meetings, but we encourage all directors to use reasonable efforts to attend our annual meeting. All directors attended the 2004 annual meeting. The Board of Directors currently has three standing committees, the Audit Committee, the Stock Option and Compensation Committee and the Nominating Committee. Each director attended all of the Board of Directors meetings and meetings of committees of the Board of Directors on which they served during 2004. The Board of Directors has determined that Messrs. Cowart, Hurley, Hamermesh, Marple, Rowe and Schofield are independent under Nasdaq Rule 4200.

        The Audit Committee is currently composed of Messrs. Cowart, Hurley and Marple. Mr. Cowart replaced Dr. Hamermesh as a member of the Audit Committee on April 18, 2005. During 2004, the committee held six meetings. The Audit Committee is responsible for the appointment, compensation and oversight of our independent auditors, overseeing the quality and integrity of our financial statements and related disclosures, our compliance with legal and regulatory requirements, assessing our independent auditors' qualifications, independence and performance and monitoring the performance of our internal audit and control functions. The Audit Committee operates under a written charter adopted and approved by our Board of Directors.

        The Stock Option and Compensation Committee is currently composed of Messrs. Schofield and Rowe. The Stock Option and Compensation Committee held two meetings and acted pursuant to unanimous written consent on three occasions during 2004. The Stock Option and Compensation Committee provides recommendations to the Board of Directors regarding compensation matters and administers the Company's stock option and compensation plans. All of the members of the Compensation Committee are independent as defined by current Nasdaq rules.

        The Nominating Committee was established in 2004 and is currently composed of Messrs. Hamermesh, Rowe and Schofield. The Nominating Committee held one meeting during 2004. The Nominating Committee is responsible for assisting the Board of Directors by actively identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. All of the members of the Nominating Committee are independent as defined by current Nasdaq rules. The Nominating Committee operates under a written charter adopted and approved by our Board of Directors.

Stockholder Communications with our Board of Directors

        To facilitate the ability of stockholders to communicate with our Board of Directors, we have established an electronic mailing address and a physical mailing address to which communications may be sent: directors@beaerospace.com, or The Board of Directors, c/o The Corporate Secretary, BE Aerospace, Inc., 1400 Corporate Center Way, Wellington, FL 33414.

        Our Corporate Secretary reviews all correspondence addressed to the Board of Directors and regularly presents to the Board a summary of all such correspondence and forwards to the Board or individual directors, as the case may be, copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Examples of communications that would be logged, but not automatically forwarded, include solicitations for products and services or items of a personal nature not relevant to us or our stockholders. Directors may at any time review the log of all correspondence received by our Company that is addressed to members of the Board and request copies of any such correspondence. Concerns relating to accounting, internal controls or auditing matters (other than potential ethical or conflict of interest situations which are directed to the Compliance Committee established by the Board of Directors) are brought to the attention of the Audit Committee.

Nomination of Directors

        As provided in its charter, the Nominating Committee identifies and recommends to the Board nominees for election and re-election to the Board and will consider nominations submitted by shareholders. The Committee evaluates candidates proposed by stockholders using the same criteria as for other candidates.

        The Nominating Committee seeks to create a Board of Directors that is strong in its collective diversity of skills and experience with respect to finance, leadership, business operations and industry knowledge. The Nominating Committee reviews with the Board of Directors, on an annual basis, the current composition of the Board of Directors in light of characteristics of independence, age, skills, experience and availability of service to our company of its members and of anticipated needs. When the Nominating Committee reviews a potential new candidate, the Committee looks specifically at the candidate's qualifications in light of the needs of the Board of Directors at a given point in time.

        Generally, in nominating director candidates, the Nominating Committee strives to nominate directors that exhibit high standards of ethics, integrity, commitment and accountability. In addition, all nominations attempt to ensure that the Board of Directors shall encompass a range of talent, skills and expertise sufficient to provide sound guidance with respect to our operations and activities.

        Under our Nominating Committee charter, directors must inform the Chairman of the Board and the Chair of the Nominating Committee in advance of accepting an invitation to serve on another public company board. In addition, no director may sit on the Board of Directors, or beneficially own more than 1% of the outstanding equity securities, of any of our competitors in our principal lines of business. The Board of Directors has not established any term or age limits to an individual's membership as a Director.

        To recommend a nominee, a shareholder shall give notice to our Corporate Secretary at our registered address in Wellington, Florida. This notice should include the candidate's brief biographical description, a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above and the candidate's signed consent to be named in the proxy statement and to serve as a director if elected. The notice must be given not later than the earlier of (1) 90 days before the first anniversary of the last Annual General Meeting of Shareholders or (2) ten days after the notice of the Annual General Meeting of Shareholders at which directors are to be elected is given. Once we receive the recommendation, we will deliver a questionnaire to the candidate that requests additional information about the candidate's independence, qualifications and other information that would assist the Nominating Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in our proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Nominating Committee.

        During 2003, two new independent Directors were added to the board, significantly increasing the total size and the number of independent Directors on our board. It is unlikely the Company will further expand the number of Directors for the foreseeable future.

        The Nominating Committee has not received any nominations for Director from shareholders for the 2005 Annual General Meeting of Shareholders.

Compensation of Directors

        Directors who are employees of the Company receive no additional compensation for serving on the Company's Board of Directors. Directors who are not employees of the Company (the "Eligible Directors") currently receive a retainer of $15,000 per calendar quarter. The Chair of the Audit Committee and Compensation Committee also currently receive annual retainers of $10,000 and $5,000, respectively. Half of the Board and committee chair retainers is paid in cash and the remaining half is paid in shares of Common Stock pursuant to the Non-Employee Directors Deferred Stock Plan. The shares of Common Stock are held in an account under the plan until the termination of the Eligible Director's service (or such earlier date elected by the Eligible Director). The Directors are fully vested at all times, but have no rights as stockholders with respect to such shares. A Director may elect to receive his shares in a lump sum or in one-to-five annual installments. In the event of a change of control (as defined), the share accounts will be distributed to the directors in a lump sum. In addition, each Eligible Director receives $1,500 in cash for each Board committee meeting attended.

        Eligible Directors are also entitled to participate in the 2001 Non-Employee Directors' Stock Option Plan, as amended from time to time. Under the plan, each Eligible Director is awarded options to purchase 5,000 shares of Common Stock on December 15th of each year the plan is in effect, provided he or she is an Eligible Director on that date. In addition, each Eligible Director is awarded options to purchase 35,000 shares of Common Stock as of the date of his or her first election as a director. The exercise price of all options granted under the 2001 Non-Employee Directors' Plan may not be less than 100% of the fair market value of the Company's Common Stock on the date of the grant. The options expire 10 years after the date of grant and become exercisable with respect to 25% of the shares on each of the first through fourth anniversaries of the date of grant, subject to certain conditions that accelerate vesting. On December 15, 2004, each of the following Eligible Directors was awarded an option to purchase 5,000 shares of Common Stock at an exercise price of $11.25 per share: Jim C. Cowart, David C. Hurley, Richard G. Hamermesh, Wesley W. Marple, Jr., Brian H. Rowe, and Jonathan M. Schofield.

        We reimburse our non-employee directors for reasonable business and travel expenses incurred in connection with their service on the Board of Directors. In addition, non-employee directors are eligible to participate in our business travel accident insurance program.

Compensation Committee Interlocks and Insider Participation

        No interlocking relationship, as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act"), exists between the Company's Board of Directors or Stock Option and Compensation Committee and the board of directors or compensation committee of any other entity.

Audit Committee

        The Audit Committee is responsible for the appointment, compensation and oversight of our independent auditors, overseeing the quality and integrity of our financial statements and related disclosures, our compliance with legal and regulatory requirements, assessing our independent auditors' qualifications, independence and performance and monitoring the performance of our internal audit and control functions. The committee is currently composed of three directors, Messrs. Cowart, Hurley, and Marple, and operates under a written charter adopted and approved by the Board of Directors, which is available on our website at www.beaerospace.com in the Investors Relations section.

        The Company's Audit Committee is a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Exchange Act. All three current Directors serving on the Audit Committee are independent committee members as defined by the Nasdaq National Market listing standards and pursuant to Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Our Board of Directors has determined that Mr. Marple is an "audit committee financial expert" in accordance with current SEC rules.

Report of the Audit Committee of the Board of Directors

        Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. We rely, without independent verification, on the information provided to us and on the representations made by management and the independent auditors.

        We have reviewed and discussed the audited consolidated financial statements for 2004 with management and Deloitte & Touche LLP, the Company's independent auditors.

        We also discussed with the independent auditors matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company's consolidated financial statements and the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

        The Company's independent auditors also provided to us the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with the independent auditors their independence from the Company. When considering Deloitte & Touche LLP's independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

        Based on our review and these meetings, discussions and reports, and subject to the limitations on our role and responsibilities referred to above and in the Audit Committee Charter, we have recommended to the Board of Directors that the Company's audited consolidated financial statements for 2004 be included in the Company's Annual Report on Form 10-K. We have also recommended the selection of the Company's independent auditors, and, based on our recommendation, the Board of Directors has selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2005.

        With respect to the above matters, the Audit Committee submits this report.

                      Audit Committee:
                      Jim C. Cowart
                      David C. Hurley
                      Wesley W. Marple, Jr.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Company's Common Stock as of April 28, 2005, except as otherwise noted, by (i) each person who is known to us to beneficially own more than 5% of the outstanding shares of Common Stock of the Company; (ii) each of the Company's Chief Executive Officer and the six other most highly paid executive officers (the "Named Executive Officers") in 2004 and each of the Company's directors; and (iii) all of the Company's executive officers and directors as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned:

	Common Stock Beneficially Owned
	Number of Shares		Percent of Outstanding Shares(1)
FMR Corp. 82 Devonshire Street Boston, MA 02109	8,427,845	(2)	14.78%
Amin J. Khoury+*	780,417	(3)	1.36%
Robert J. Khoury+*	535,275	(4)	**
Thomas P. McCaffrey+	354,536	(5)	**
Michael B. Baughan+	197,800	(6)	**
Brian H. Rowe*	196,241	(7)	**
Jim C. Cowart*	187,075	(8)	**
Mark D. Krosney+	136,586	(9)	**
Robert A. Marchetti+	126,333	(10)	**
Richard G. Hamermesh*	76,591	(11)	**
Jonathan M. Schofield*	74,169	(12)	**
David C. Hurley*	26,043	(13)	**
Wesley W. Marple, Jr.*	16,715	(14)	**
All Directors and Executive Officers as a group (14 Persons)	3,079,139		5.23%

+
Named Executive Officer

*
Director of the Company

**
Less than 1 percent

(1)
The number of shares of Common Stock deemed outstanding includes: (i) 57,003,957 shares of Common Stock outstanding as of April 28, 2005 and (ii) shares of Common Stock subject to outstanding stock options which are exercisable by the named individual or group in the next sixty day period (commencing April 28, 2005).

(2)
Based on information in Schedule 13G/A, as of December 31, 2004, filed on January 10, 2005 by FMR Corp., a parent holding company. FMR Corp. reported sole voting and dispositive power with respect to 559,450 of the reported shares. Fidelity Management & Research Company ("Fidelity"), an investment advisor and wholly owned subsidiary of FMR Corp., is the beneficial owner of 7,868,395 of the reported shares. Edward C. Johnson, Chairman of FMR Corp., and FMR Corp., through their control of Fidelity, each have sole power to dispose of the 7,868,395 shares beneficially owned by the Fidelity Funds. The power to vote the 7,868,395 shares resides with the Board of Trustees of the Fidelity funds. The Company has not attempted to independently verify any of the foregoing information, which is based solely upon the information contained in the Schedule 13G/A.

(3)
Includes 435,417 shares issuable upon the exercise of stock options exercisable in the next sixty days. Excludes options to purchase 202,916 shares of Common Stock that are not exercisable in the next sixty days. Excludes shares owned by children and grandchildren in which Mr. Khoury has no beneficial interest.

(4)
Includes 418,750 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to the Company's 401(k) Plan. Excludes options to purchase 186,250 shares of Common Stock that are not exercisable in the next sixty days.

(5)
Includes 260,417 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to the Company's 401(k) Plan. Excludes options to purchase 122,916 shares of Common Stock that are not exercisable in the next sixty days.

(6)
Includes 180,626 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to the Company's 401(k) Plan. Excludes options to purchase 93,124 shares of Common Stock that are not exercisable in the next sixty days.

(7)
Includes 54,167 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to the Company's Non-Employee Directors Deferred Stock Plan. Excludes options to purchase 17,499 shares of Common Stock that are not exercisable in the next sixty days.

(8)
Includes 27,501 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to the Company's Non-Employee Directors Deferred Stock Plan. Excludes options to purchase 25,831 shares of Common Stock that are not exercisable in the next sixty days.

(9)
Includes 114,638 shares issuable upon the exercise of stock options exercisable in the next sixty days. Excludes options to purchase 78,332 shares of Common Stock that are not exercisable in the next sixty days.

(10)
Includes 99,167 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to the Company's 401(k) Plan. Excludes options to purchase 59,166 shares of Common Stock that are not exercisable in the next sixty days.

(11)
Includes 12,917 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to the Company's Non-Employee Directors Deferred Stock Plan. Excludes options to purchase 17,499 shares of Common Stock that are not exercisable in the next sixty days.

(12)
Includes 10,417 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to the Company's Non-Employee Directors Deferred Stock Plan. Excludes options to purchase 21,249 shares of Common Stock that are not exercisable in the next sixty days.

(13)
Includes 18,750 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to the Company's Non-Employee Directors Deferred Stock Plan. Excludes options to purchase 26,250 shares of Common Stock that are not exercisable in the next sixty days.

(14)
Includes 10,000 shares issuable upon the exercise of stock options exercisable in the next sixty days and shares owned pursuant to the Company's Non-Employee Directors Deferred Stock Plan. Excludes options to purchase 35,000 shares of Common Stock that are not exercisable in the next sixty days.

EXECUTIVE COMPENSATION

Report of the Stock Option and Compensation Committee of the Board of Directors

        The Stock Option and Compensation Committee (the "Committee") is composed exclusively of independent directors. The Committee reviews the compensation program for the Chief Executive Officer and other members of management, including the executive officers listed on the Summary Compensation Table appearing on page 14 (the "Named Executive Officers"), and determines and administers their compensation. The Committee also oversees the administration of employee benefits and benefit plans for the Company. The Committee retains an independent consultant to assist the Committee in fulfilling its responsibilities.

        The Committee's philosophy is to provide a compensation package that attracts and retains executive talent and delivers higher rewards for superior performance and consequences for underperformance. The Committee believes a balanced mix of cash and equity based compensation is appropriate to align the short and long term interests of the Company's executives with that of its shareholders.

        The Company relies on four compensation components to retain and motivate executive performance: annual salary, incentive cash bonuses, retirement benefits and stock-based incentive compensation. The Company's Chief Executive Officer and the five other most highly compensated executive officers (each a "Named Executive Officer") each have an employment agreement that establishes an annual base salary at a level the Company believes is competitive for companies in the aerospace and airline industries and in the mid-range for growth oriented manufacturing companies. Achievement of short term objectives is rewarded through base salary and annual performance incentives, while long-term equity based incentive grants encourage executives to focus on the Company's long term goals as well. These incentives are based on financial objectives of importance to the Company. The Company's compensation program also accounts for individual performance, which enables the Committee to differentiate among executives and emphasize the link between personal performance and compensation. Individual performance is measured by the strategic and financial performance of the particular officer's operational responsibility in comparison to targeted performance criteria. Amin Khoury, Robert Khoury and Thomas McCaffrey also have retirement benefit provisions in their employment agreements. The Company has adopted a policy to fund the retirement arrangements in arrears on a quarterly basis. See "Retirement Arrangements" below.

        The Committee believes that long-term stock price appreciation will, over time, reflect the Company's achievement of its strategic goals and objectives. Accordingly, the Company seeks to create long-term performance incentives for its key employees through the Company's stock-based incentive compensation program. Stock options are granted to key employees with an exercise price equal to the fair market value on the date of grant, and awards are based on the performance of such employees and anticipated contributions by such employees in helping the Company achieve its strategic goals and objectives. Stock option grants are also made by reference to the number of stock options an employee already holds.

        On June 23, 2003, the Company launched a shareholder approved stock option exchange program pursuant to which certain employees and non-employee directors were offered the opportunity to exchange their stock options granted under the Company's Stock Option Plans with an exercise price equal to, or in excess of, $12.00 per share for new stock options. The offer was a three-for-one exchange. Each participant received one new stock option to purchase one share of the Company's Common Stock for every three eligible options canceled. The eligible stock options (2,837,596) were canceled on July 22, 2003 and the new stock options (941,162) were granted on January 26, 2004.

        The Stock Option and Compensation Committee believes that the offer was in the best interest of both the Company and its stockholders. It was believed that the underwater options that were canceled in the offer were not effectively providing the intended motivation and retention purposes. By granting new options with a then-current market value exercise price and subjecting these new options to a three-year vesting schedule, the Company succeeded in enhancing the motivational and retention aspects of the stock options. Moreover, as 2,837,596 stock options, representing 98% of the 2,900,221 of eligible stock options were canceled in the offer and only one third of the shares subject to these options were used to grant the replacement stock options, the potential dilution of the Company's outstanding stock options to stockholders was significantly decreased.

        The Committee compares the Company's senior management compensation levels against those of a group of peer companies in the aerospace industry and against certain compensation data bases for manufacturing businesses of a similar size and with similar growth rates. The Committee periodically reviews the effectiveness and competitiveness of its executive compensation program with the assistance of an independent consultant. The Committee considers the total value of annual compensation for each Named Executive Officer and for all executives as a group. The Compensation Committee believes the compensation package provided to the Named Executive Officers is competitive.

Elements of Executive Compensation

  Base Salary

        The Committee annually reviews and determines the base salaries of the Chief Executive Officer and other members of senior management. In each case, the Committee takes into account the results achieved by the executive, the executive's future potential, scope of responsibilities and experience, and competitive salary practices.

  Performance Based Annual Incentive Compensation

        Annual performance incentives are established at the beginning of each year and are tied to the performance of the Company, or business segment, as applicable, as well as the performance of each executive in his or her area of responsibility. The fiscal 2004 performance metrics were operating earnings and operating cash flow (defined as EBITDA, plus or minus the change in working capital, less capital expenditures). Awards are made based on achievement of each metric, which during 2004, were equally weighted and evaluated independently of the other metric. Segment performance is evaluated independent of overall corporate performance. Corporate executives are evaluated on the basis of overall corporate performance.

        The Committee relies heavily, but not exclusively, on the criteria mentioned above and uses discretion in light of these measures and in view of its compensation objectives to determine overall awards and individual incentive award amounts.

  Long Term Incentive Awards

        Long term incentive awards for each member of senior management currently consist of stock options. Stock options vest over a three-year period, with 25% becoming exercisable on the date of grant and 25% becoming exercisable on each anniversary of the grant date. Stock options have a ten year term. All options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant.

  Compensation of the Chairman and the Chief Executive Officer

        The annual base salary for Mr. Amin J. Khoury, the Chairman of the Company during 2004 was $823,310. See "Employment Contracts—Amin J. Khoury" below. In December 2004, the Committee approved a 3.7% salary increase for Mr. Khoury, adjusting his base salary to $854,000, effective

January 1, 2005. Mr. Khoury was granted a bonus of $350,000 in 2004. During fiscal 2004, the Committee also awarded Mr. Khoury 140,000 stock options.

        The annual base salary for Mr. Robert J. Khoury, President and Chief Executive Officer of the Company during 2004 was $764,181. See "Employment Contracts—Robert J. Khoury" below. In December 2004, the Committee approved a 3.7% salary increase for Mr. Khoury, adjusting his base salary to $792,500, effective January 1, 2005. Mr. Khoury was granted a bonus of $325,000 in 2004. During fiscal 2004, the Committee also awarded Mr. Khoury 140,000 stock options.

        In determining the incentive compensation awards for both the Chairman and the Chief Executive Officer, the Committee considered the Company performance criteria described above, as measured by specific targets and performance objectives, the Company's progress toward its strategic objective of becoming the leading manufacturer of aircraft cabin interior products and a leading distributor of aerospace fasteners, and the executives' leadership roles in achieving such progress.

        The Committee also reviewed perquisites and other compensation paid to both the Chairman and the Chief Executive Officer for fiscal 2004 in accordance with their employment agreements and company policy and found these amounts to be reasonable.

  Internal Revenue Code Section 162(m)

        To the extent that it is practicable and consistent with the Company's executive compensation philosophy, the Company intends to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), which limits the deductibility of certain compensation payments to the Company's executive officers in excess of $1 million. If compliance with Section 162(m) of the Internal Revenue Code conflicts with the compensation philosophy or is determined not to be in the best interest of stockholders, the Stock Option and Compensation Committee will abide by the compensation philosophy.

        With respect to the above matters, the Stock Option and Compensation Committee submits this report.

                      Stock Option and Compensation Committee:
                      Jonathan M. Schofield
                      Brian H. Rowe

Compensation of Executive Officers

        The following table sets forth information with respect to the compensation of the Named Executive Officers for 2004, 2003, for the ten month transition period ended December 31, 2002 and for the fiscal year ended February 2002.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation
		Annual Compensation		Other Annual Compensation ($)(1)
Name and Principal Position					Securities Underlying Option(s)	All Other Compensation($)
	Year	Salary($)	Bonus($)
Amin J. Khoury Chairman	2004 2003 2002TP 2002	923,310 897,148 765,190 865,511	350,000 0 0 0	127,304 166,542 128,845 132,148	328,333 0 90,000 120,000	6,500 6,000 1,177 53,883	(2)
Robert J. Khoury President and Chief Executive Officer	2004 2003 2002TP 2002	764,181 739,891 628,084 706,696	325,000 0 0 0	67,061 0 61,846 77,684	295,000 0 90,000 120,000	6,500 6,000 1,092 48,799	(2)
Thomas P. McCaffrey Senior Vice President of Administration and Chief Financial Officer	2004 2003 2002TP 2002	400,000 359,545 305,187 343,350	175,000 0 0 0	0 0 0 0	193,333 0 60,000 80,000	6,500 6,000 531 25,911	(2)
Michael B. Baughan Senior Vice President and General Manager—Commercial Aircraft Segment	2004 2003 2002TP 2002	296,811 280,927 235,251 235,664	250,000 0 0 0	0 0 0 0	133,750 0 60,000 60,000	6,500 6,000 13,074 19,683	(2)
Mark D. Krosney Vice President and General Manager—Business Jet Segment	2004 2003 2002TP 2002	262,454 252,880 212,387 217,474	130,000 0 0 0	0 0 0 0	114,166 0 45,000 90,000	6,500 6,000 2,181 67,088	(2)
Robert A. Marchetti Vice President and General Manager—Distribution Segment	2004 2003 2002TP 2002	256,321 238,226 204,447 209,205	206,000 75,000 0 0	0 0 0 0	98,333 0 0 85,000	6,500 5,467 10,858 244,317	(2)

(1)
During 2004, 2003, for the ten-month transition period ended December 31, 2002 and for the fiscal year ended February 2002, the cost of perquisites furnished to each executive officer, with the exception of Mr. Amin J. Khoury and Mr. Robert J. Khoury, did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of that executive officer as reported in the table above. With respect to Mr. Amin J. Khoury, amounts reported for 2004, 2003, for the ten-month transition period ended December 31, 2002 and the fiscal year ended February 2002 include an automobile allowance of $39,032, $37,586, $33,249, and $37,259, respectively, and personal use of the Company aircraft of $84,251, $103,460, $84,074, and $62,193, respectively. With respect to Mr. Robert J. Khoury, amounts reported include personal use of the Company aircraft for 2004 and for the ten-month transition period ended December 31, 2002 of $41,222 and $45,181 and executive medical coverage for the fiscal year ended February 2002 of $41,131. The Company calculated the incremental cost to the Company of the personal use of the Company aircraft using the Standard Industrial Fare Level ("SIFL") tables found in the tax regulations.

(2)
Represents contributions to the Company's 401(k) Plan for 2004.

Stock Options

        The following table sets forth information concerning stock options granted to the Named Executive Officers in 2004.

OPTION GRANTS IN LAST FISCAL YEAR
INDIVIDUAL GRANTS

	Number of Securities Underlying Options Granted(2)							Potential Realized Value At Assumed Rates Of Stock Price Appreciation For Option Term(4)
			% Of Total Options Granted To Employees In Fiscal Year(3)
					Exercise Price ($/SH)
							Expiration Date	5%		10%
Amin J. Khoury	188,333 75,000 65,000	(1)	5.34 2.13 1.84	% % %	$ $ $	6.59 5.59 10.42	1/26/2014 2/2/2014 11/24/2014	$ $ $	780,661 263,708 426,022	$ $ $	1,978,336 668,285 1,079,616
Robert J. Khoury	155,000 75,000 65,000	(1)	4.40 2.13 1.84	% % %	$ $ $	6.59 5.59 10.42	1/26/2014 2/2/2014 11/24/2014	$ $ $	642,492 263,708 426,022	$ $ $	1,628,191 668,285 1,079,616
Thomas P. McCaffrey	98,333 50,000 45,000	(1)	2.79 1.42 1.28	% % %	$ $ $	6.59 5.59 10.42	1/26/2014 2/2/2014 11/24/2014	$ $ $	407,601 175,806 294,938	$ $ $	1,032,935 445,523 747,427
Michael B. Baughan	38,750 50,000 45,000	(1)	1.10 1.42 1.28	% % %	$ $ $	6.59 5.59 10.42	1/26/2014 2/2/2014 11/24/2014	$ $ $	160,623 175,806 294,938	$ $ $	407,048 445,523 747,427
Mark D. Krosney	24,166 50,000 40,000	(1)	0.69 1.42 1.14	% % %	$ $ $	6.59 5.59 10.42	1/26/2014 2/2/2014 11/24/2014	$ $ $	100,171 175,806 262,167	$ $ $	253,851 445,523 664,379
Robert A. Marchetti	8,333 50,000 40,000	(1)	0.24 1.42 1.14	% % %	$ $ $	6.59 5.59 10.42	1/26/2014 2/2/2014 11/24/2014	$ $ $	34,541 175,806 262,167	$ $ $	87,534 445,523 664,379

(1)
On June 23, 2003, the Company launched a stock option exchange program (the "Stock Option Exchange Program") pursuant to which employees and non-employee directors of the Company and its subsidiaries were given the opportunity to exchange certain of their stock options granted under the Company's equity plans with an exercise price equal to, or in excess of, $12.00. The offer, which was approved by the Company's shareholders at the June 19, 2003 shareholders meeting, was a three-for-one exchange whereby the Company granted one new stock option to purchase one share of Common Stock for every three eligible stock options tendered in the offer. The offer closed on July 22, 2003, at which time 2,837,596 stock options held by 106 employees were canceled. Each of the Company's eligible non-employee directors and Named Executive Officers elected to participate in the offer with respect to all of their eligible stock options. In accordance with the terms of the offer, the Company granted an aggregate of 941,162 new stock options to the participating employees and directors on January 26, 2004, including the following to the Company's Named Executive Officers:

	Options Canceled July 22, 2003	Options Granted January 26, 2004
Amin J. Khoury	565,000	188,333
Robert J. Khoury	465,000	155,000
Thomas P. McCaffrey	295,000	98,333
Michael B. Baughan	116,250	38,749
Mark D. Krosney	72,500	24,167
Robert A. Marchetti	25,000	8,333

  Each new stock option has an exercise price of $6.59, which was the closing price of the Company's Common Stock on the trading day immediately preceding the date of grant. The options were generally granted under the same plan and have substantially the same terms as the eligible options for which they were exchanged. All new stock options granted to employees vest in four equal annual installments with 25% vesting on the date of grant and on each of the first, second and third anniversaries of the date of grant. All new stock options granted to non-employee directors vest in four equal annual installments on each of the first through fourth anniversaries of the date of grant.

(2)
All of the above stock option awards vest and become exercisable over a three-year period (25% on the date of grant and 25% on the three succeeding grant anniversary date). Vesting may be accelerated upon a change of control of the Company, in the discretion of the Board of Directors or the Stock Option and Compensation Committee. The exercise prices were based on the fair market value (as determined in accordance with the Company's 2001 Stock Option Plan) of the shares of the Company's Common Stock at the time the options were granted. The exercise price may be paid in cash or by any other lawful means authorized by the Board of Directors. Options terminate ten years after the date of grant or three months following termination of the optionee's employment, whichever occurs earlier.

(3)
During 2004, the Company granted to its employees options covering 3,524,067 shares of the Company's Common Stock.

(4)
The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission for the option term and therefore are not intended to and may not accurately forecast possible future appreciation, if any, of the Company's Common Stock price. If the Company's Common Stock price were in fact to appreciate at the assumed 5% or 10% annual rate for the ten-year term of these options, a $1,000 investment in the Company's Common Stock would be worth $1,629 and $2,594 respectively, at the end of the term.

Repricing of Options

        The following table provides information concerning the repricing of stock options held by any of the executive officers of the Company during the last completed ten fiscal years. The options repriced during 2004 were pursuant to the Company's Stock Option Exchange Program which was approved by the Company's shareholders on June 19, 2003. In 1996 the Company amended its stock option plans to prohibit repricing options without prior shareholder approval.

Ten-Year Option Repricings

Name	Date	Number of Securities Underlying Options Repriced or Amended (#)		Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment
Amin J. Khoury Chairman	1/26/04 1/26/04 1/26/04 1/26/04 1/26/04 1/26/04 1/26/04	16,667 33,333 30,000 16,667 23,333 46,667 21,666	(1) (1) (1) (1) (1) (1) (1)	6.590 6.590 6.590 6.590 6.590 6.590 6.590	19.0000 24.9375 29.8750 21.5000 20.8125 17.7500 12.0000	6.590 6.590 6.590 6.590 6.590 6.590 6.590	2 yrs., 8 mos. 3 yrs., 0 mos. 3 yrs., 7 mos. 3 yrs., 11 mos. 4 yrs., 7 mos. 5 yrs., 4 mos. 6 yrs., 7 mos.
Robert J. Khoury President and Chief Executive Officer	1/26/04 1/26/04 1/26/04 1/26/04 1/26/04 1/26/04 8/23/95 8/23/95	16,667 30,000 16,667 23,333 46,667 21,666 50,000 50,000	(1) (1) (1) (1) (1) (1)	6.590 6.590 6.590 6.590 6.590 6.590 7.625 7.625	19.0000 29.8750 21.5000 20.8125 17.7500 12.0000 9.50 11.75	6.590 6.590 6.590 6.590 6.590 6.590 7.625 7.625	2 yrs., 8 mos. 3 yrs., 7 mos. 3 yrs., 11 mos. 4 yrs., 7 mos. 5 yrs., 4 mos. 6 yrs., 7 mos. 5 yrs., 3 mos. 8 yrs., 2 mos.
Thomas P. McCaffrey Senior Vice President of Administration and Chief Financial Officer	1/26/04 1/26/04 1/26/04 1/26/04 1/26/04 1/26/04	16,667 20,000 10,000 13,333 23,333 15,000	(1) (1) (1) (1) (1) (1)	6.590 6.590 6.590 6.590 6.590 6.590	19.0000 29.8750 21.5000 20.8125 17.7500 12.0000	6.590 6.590 6.590 6.590 6.590 6.590	2 yrs., 8 mos. 3 yrs., 7 mos. 3 yrs., 11 mos. 4 yrs., 7 mos. 5 yrs., 4 mos. 6 yrs., 7 mos.
Michael B. Baughan Senior Vice President and General Manager, Commercial Aircraft Segment	1/26/04 1/26/04 1/26/04 1/26/04 1/26/04 1/26/04	833 2,500 3,333 4,000 19,333 8,750	(1) (1) (1) (1) (1) (1)	6.590 6.590 6.590 6.590 6.590 6.590	16.1250 19.0000 29.8750 20.8125 17.7500 12.0000	6.590 6.590 6.590 6.590 6.590 6.590	2 yrs., 6 mos. 2 yrs., 8 mos. 3 yrs., 7 mos. 4 yrs., 7 mos. 5 yrs., 4 mos. 6 yrs., 7 mos.
Mark D. Krosney Vice President and General Manager, Business Jet Segment	1/26/04 1/26/04 1/26/04 1/26/04 1/26/04	4,167 5,000 3,333 1,667 10,000	(1) (1) (1) (1) (1)	6.590 6.590 6.590 6.590 6.590	16.1250 29.8750 20.8125 17.7500 21.8800	6.590 6.590 6.590 6.590 6.590	2 yrs., 6 mos. 3 yrs., 7 mos. 4 yrs., 7 mos. 5 yrs., 4 mos. 7 yrs., 1 mos.

Robert A. Marchetti Vice President and General Manager, Fastener Segment	1/26/04	8,333	(1)	6.590	21.8800	6.590	7 yrs., 1 mos.
Edmund J. Moriarty Vice President Law, General Counsel and Secretary	1/26/04 1/26/04 1/26/04 1/26/04 1/26/04 1/26/04	5,000 5,000 1,667 1,667 10,000 4,167	(1) (1) (1) (1) (1) (1)	6.590 6.590 6.590 6.590 6.590 6.590	19.0000 29.8750 21.5000 20.8125 17.7500 12.0000	6.590 6.590 6.590 6.590 6.590 6.590	2 yrs., 8 mos. 3 yrs., 7 mos. 3 yrs., 11 mos. 4 yrs., 7 mos. 5 yrs., 4 mos. 6 yrs., 7 mos.
Jeffrey P. Holtzman Vice President-Finance and Treasurer	1/26/04 1/26/04 1/26/04 1/26/04 1/26/04 8/23/95 8/23/95	5,000 5,000 1,667 3,333 6,667 10,000 10,000	(1) (1) (1) (1) (1)	6.590 6.590 6.590 6.590 6.590 7.625 7.625	19.0000 29.8750 21.5000 20.8125 17.7500 9.25 11.75	6.590 6.590 6.590 6.590 6.590 7.625 7.625	2 yrs., 8 mos. 3 yrs., 7 mos. 3 yrs., 11 mos. 4 yrs., 7 mos. 5 yrs., 4 mos. 8 yrs., 2 mos. 8 yrs., 4 mos.
Marco C. Lanza Former Executive Vice President, Marketing and Product Development	8/23/95 8/23/95	40,000 10,000		7.625 7.625	9.50 11.75	7.625 7.625	5 yrs., 3 mos. 8 yrs., 2 mos.
G. Bernard Jewell Former President, Seating Products Division	8/23/95	10,000		7.625	11.75	7.625	8 yrs., 2 mos.
E. Ernest Schwartz Former President, Galley Products Division	8/23/95	10,000		7.625	11.75	7.625	8 yrs., 2 mos.

(1)
These options were granted to the participants on January 26, 2004 in exchange for the cancellation of three options in accordance with the Company's Stock Option Exchange Program which is discussed above in footnote 1 to the "Options Grants in Last Fiscal Year" table.

Option Exercises and Fiscal Year-End Holdings

        The following table provides information concerning stock option exercises during 2004 and the number and value of unexercised stock options held by each Named Executive Officer as of December 31, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

			Value of Unexercised In-The-Money Options At December 31, 2004(1)		Number of Unexercised Options At December 31, 2004
	Shares Acquired	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Amin J. Khoury	—	—	$2,084,959	$1,275,252	369,584	268,749
Robert J. Khoury	—	—	$2,042,873	$1,149,008	361,250	243,750
Thomas P. McCaffrey	—	—	$1,302,739	$748,587	223,334	159,999
Michael B. Baughan	—	—	$980,239	$522,918	158,438	115,312
Mark D. Krosney	11,196	$76,564	$617,132	$436,080	96,096	96,874
Robert A. Marchetti	—	—	$551,949	$295,032	84,584	73,749

(1)
The amounts in these columns reflect the difference between the closing price of a share of the Company's Common Stock on the Nasdaq National Market on December 31, 2004, the last trading day of the fiscal year, of $11.64, and the option's exercise price. The actual value of unexercised options fluctuate depending on the price of the Company's Common Stock.

Equity Compensation Plan Information

        The Company maintains the following eight equity compensation plans under which the Company's Common Stock is authorized for issuance to employees and directors in exchange for services: Amended and Restated 1989 Stock Option Plan, 1991 Directors' Stock Option Plan, United Kingdom 1992 Employee Share Option Scheme, 1996 Stock Option Plan, 2001 Stock Option Plan, 2001 Directors' Stock Option Plan, 1994 Employee Stock Purchase Plan and Non-Employee Directors Deferred Stock Plan. The United Kingdom 1992 Employee Share Option Scheme and the 1996 Stock Option Plan have not been approved by the Company's stockholders; the other plans have received the approval of the Company's stockholders.

        The following table provides aggregate information regarding the shares of Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's equity compensation plans as of December 31, 2004. The information set forth below does not give effect to (i) the proposed amendment to the 1994 Employee Stock Purchase Plan set forth in Proposal No. 2, and the proposed adoption of the 2005 Long-Term Incentive Plan in Proposal No. 3, which would have the effect of terminating all of the existing stock option plans after combining such plans into a single omnibus plan.

	(a)	(b)	(c)
Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (a)(1)
Equity Compensation Plans approved by security holders(2):	3,277,162	$7.97	1,283,231
Equity Compensation Plans not approved by security holders(3):	3,790,453	$7.41	56,157

Total	7,067,615	$7.67	1,339,388

(1)
Numbers in this column also include rights granted pursuant to the 1994 Employee Stock Purchase Plan (other than the increase of shares approved by the Board of Directors, see "Proposal No. 2—Approval of Amendment to the 1994 Employee Stock Purchase Plan") and rights under the Non-Employee Directors Deferred Stock Plan.

(2)
Options were granted pursuant to the following plans: Amended and Restated 1989 Stock Option Plan, 1991 Directors' Stock Option Plan, 2001 Stock Option Plan and 2001 Directors' Stock Option Plan. The Company will not make any further awards under the Amended and Restated 1989 Stock Option Plan or the 1991 Directors' Stock Option Plan. If the proposed 2005 Long-Term Incentive Plan is approved by shareholders, the Company will no longer grant awards under the 2001 Stock Option Plan and the 2001 Directors' Stock Option Plan.

(3)
Options were granted pursuant to the following plans: United Kingdom 1992 Employee Share Option Scheme and the 1996 Stock Option Plan. The Company will not make any further awards under the United Kingdom 1992 Employee Share Option Scheme. If the 2005 Long-Term Incentive Plan is approved by shareholders, the Company will no longer grant awards under the 1996 Stock Option Plan.

        Non-Stockholder Approved Plans.    The material terms of the Company's non-stockholder approved equity compensation plans are summarized below.

        United Kingdom 1992 Employee Share Option Scheme.    The Board of Directors adopted the United Kingdom 1992 Employee Share Option Scheme (the "UK Plan") on July 15, 1992. The UK Plan is a United Kingdom Inland Revenue approved plan that provides for the grant of share options to key employees of the Company and its subsidiaries in the United Kingdom.

        The exercise price of the share options granted under the UK Plan were determined by the Board of Directors and are equal to 100% of the fair market value of the Company's Common Stock on the date of grant. Unless otherwise determined by the Board of Directors, share options vest as to 25% of the underlying shares on the date of grant and on each of the first, second and third anniversaries of the date of grant and expire on the tenth anniversary of the date of grant.

        Upon an optionee's termination of employment with the Company or its subsidiaries for any reason other than death, sick leave, or an approved leave of absence, share options will lapse immediately. In addition, upon a change in control of the Company, share options will generally either (i) vest in full and remain exercisable for a period of fourteen days or (ii) be canceled and replaced with an option to purchase shares of the acquiring corporation with substantially the same terms.

        The UK Plan expired on July 15, 2002. No additional shares may be granted thereunder.

        1996 Stock Option Plan.    The Board of Directors adopted the 1996 Stock Option Plan (the "1996 Plan") on August 16, 1996. The 1996 Plan provides for the grant of nonstatutory stock options to employees, consultants and advisers of the Company and its subsidiaries other than directors and executive officers. As of April 28, 2005, an aggregate of 85,673 shares of the Company's Common Stock are available for issuance pursuant to the 1996 Plan subject to adjustment in certain instances (including future stock dividends, splits, mergers, combinations or other changes in capitalization). No individual may be granted more than 250,000 options over the life of the 1996 Plan.

        The exercise price of the options is determined by the Board of Directors but will not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. Unless otherwise determined by the Board of Directors, options vest as to 25% of the underlying shares on the date of grant and on each of the first, second and third anniversaries of the date of grant and expire on the tenth anniversary of the date of grant.

        Upon an optionee's termination of employment for any reason other than death or for cause, vested options will generally remain exercisable for three months and unvested options will be immediately forfeited. However, if the optionee has been an employee of the Company for at least ten years at the time of termination, vested options will generally remain exercisable until the original expiration date. In addition, upon a change in control of the Company either (i) all outstanding options will become immediately exercisable at least twenty days prior to the change in control and will terminate upon the effective date of the change in control or (ii) the Board of Directors will provide for the assumption or replacement of the outstanding options by the surviving corporation resulting from the change in control.

        The 1996 Plan will expire on August 15, 2006 unless terminated earlier by the Board of Directors.

Retirement Arrangements

        Pursuant to the employment agreement with Mr. Amin J. Khoury, upon the earlier of the Expiration Date (as defined) or termination of his employment, Mr. Khoury, or his designee, as the case may be, is entitled to receive retirement compensation (the "Retirement Compensation") in a lump sum equal to the product of (i) 150% times (ii) Mr. Khoury's highest annual salary (as defined) paid to him during his employment with the Company multiplied by (iii) the number of years of service provided by Mr. Khoury to the Company. The Retirement Compensation will become due as a result of a change of control (as defined), as a result of any other termination of Mr. Khoury's employment agreement, or as otherwise provided pursuant to the terms of the grantor trust established to fund the Company's retirement obligations to the executives, net of any prior distributions. See discussion of "Employment Contracts" below for Retirement Compensation payable after a change in control.

        Pursuant to the employment agreement with Mr. Robert J. Khoury, upon the earlier of the Expiration Date (as defined) or termination of his employment, Mr. Khoury, or his designee, as the case may be, is entitled to receive retirement compensation (the "Retirement Compensation") in a lump sum equal to the product of (i) Mr. Khoury's highest annual salary (as defined) paid to him during his employment with the Company multiplied by (ii) the number of years of service provided by Mr. Khoury to the Company. The Retirement Compensation will become due as a result of a change of control (as defined), as a result of any other termination of Mr. Khoury's employment agreement, or as otherwise provided pursuant to the terms of the grantor trust established to fund the Company's retirement obligations to the executives, net of any prior distributions. See discussion of "Employment Contracts" below for Retirement Compensation payable after a change in control.

        Pursuant to the employment agreement with Mr. Thomas P. McCaffrey, the Company will provide retirement compensation to Mr. McCaffrey, or his designee (the "Retirement Compensation") in a lump sum equal to the product of (i) one-half his average annual salary for the three year period preceding the date of his termination multiplied by (ii) the number of years of service provided by

Mr. McCaffrey to the Company. The Retirement Compensation will become due as a result of a change of control (as defined), as a result of any other termination of the executive's employment agreement, or as otherwise provided pursuant to the terms of the grantor trust established to fund the Company's retirement obligations to the executives, net of any prior distributions. See discussion of "Employment Contracts" below for Retirement Compensation payable after a change in control.

        The Company has adopted a policy to fund each of these Retirement Compensation obligations, net of applicable personal income taxes, into grantor trusts established on behalf of each of the executives on a quarterly basis in arrears.

Employment Contracts

        Amin J. Khoury.    Mr. Amin Khoury is party to an employment agreement with the Company, amended as of October 20, 2003. The agreement has a rolling three-year term so that the term of the agreement extends through three years from any date as of which the term is being determined (the "Expiration Date") unless terminated earlier. Under the employment agreement, Mr. Khoury receives a base salary of $854,000 per year, subject to cost of living and other increases as determined from time to time by the Board of Directors. Mr. Khoury is also entitled to receive an annual incentive bonus from the Company at the discretion of the Board of Directors. The agreement also provides that Mr. Khoury and his spouse will receive medical, dental, health and executive medical reimbursement benefits for the remainder of their lives. During 2004, Mr. Khoury's annual base salary was $823,310 and he received a bonus of $350,000.

        Mr. Khoury is also party to an employment agreement with Advanced Thermal Sciences Corporation, the Company's wholly owned subsidiary ("ATS"), dated July 12, 2000, pursuant to which he serves as chairman of the board of directors and chief executive officer of ATS. The term of his agreement with ATS initially expires on July 12, 2005, and is automatically renewed for consecutive one-year periods thereafter until either Mr. Khoury or ATS gives the other party at least 30 days' written notice prior to the end of the then-applicable expiration date. Under his employment agreement with ATS, Mr. Khoury receives a base salary of $100,000 per year, subject to adjustment from time to time by ATS's board of directors. Mr. Khoury is also entitled to receive an annual performance incentive bonus at the discretion of ATS's board of directors. During Mr. Khoury's employment with ATS, he is entitled to participate in any applicable stock option plans of ATS.

        In the event of Mr. Khoury's death, his designee will receive (i) an amount equal to the salary that would have been due to Mr. Khoury from the date of his death until the Expiration Date, plus (ii) the Retirement Compensation (described above). In the event of Mr. Khoury's incapacity, he will receive, through the Expiration Date, (i) two times his highest annual salary, (ii) continued health and welfare benefits, and (iii) a lump sum payment of the Retirement Compensation.

        If, within three years following a change of control of the Company (as defined), Mr. Khoury's employment with the Company is terminated by the Company or by Mr. Khoury for good reason (as defined), Mr. Khoury will receive a lump sum payment equal to the sum of (a) any accrued and unpaid salary and bonuses through the date of termination and (b) two times his base salary as in effect on the date of termination that would have been payable through the Expiration Date. Mr. Khoury would also be entitled to a lump sum payment of his Retirement Compensation determined as if he continued to be employed on the Expiration Date. In addition, if, within three years of a change of control, Mr. Khoury's employment with the Company is terminated for any reason other than death or incapacity, (i) through the Expiration Date he will continue to receive life insurance, reimbursement of business expenses and his automobile allowance and (ii) during the five year period following the date of termination, the Company will continue to provide him with certain perquisite benefits. Upon a change in control Mr. Khoury and his spouse would also continue to receive continued health and welfare benefits for their respective lives. Upon the execution of an agreement that would, if consummated, constitute a change in control, all stock options held by Mr. Khoury will immediately vest and become exercisable.

        Upon termination (or constructive termination) of Mr. Khoury's employment with ATS resulting from a change of control of ATS (as defined), he will receive a lump sum amount equal to his ATS salary (as in effect as of the termination date) and continuation of his salary, bonus, benefits and prerequisites through the expiration date of his then-current term. In addition, in the event that any payments made to Mr. Khoury that are contingent upon a change in control of the Company are subject to excise tax as an "excess parachute payment" under the Internal Revenue Code, Mr. Khoury would also receive a parachute excise tax "gross-up" payment.

        In the event his employment is terminated for any reason other than his death or incapacity, Mr. Khoury is also entitled to a lump sum severance amount equal to his annual salary. In addition, during the five years following Mr. Khoury's termination of employment for any reason other than death, the Company will continue to provide him with certain perquisite benefits. Upon termination of his service with ATS for any reason, Mr. Khoury will receive salary and benefit continuation for twelve months.

        During the term of the agreement and for a period of two years thereafter, Mr. Khoury may not compete with the Company or solicit its employees. In addition, Mr. Khoury is subject to a confidentiality provision that lasts indefinitely.

        On September 2, 2001, Mr. Khoury purchased 600,000 restricted shares of common stock of ATS at a purchase price of $0.26 per share, which was the fair market value of the ATS common stock on the date of purchase. The restricted shares were purchased pursuant to an incentive stock option that was exercised immediately following grant. Mr. Khoury will be entitled to receive dividends on the ATS restricted shares, to the extent they are declared.

        Robert J. Khoury.    Mr. Robert Khoury is party to an employment agreement with the Company, amended as of October 20, 2003. The agreement has a rolling three-year term so that the term of the employment agreement extends through three years from any date as of which the term is being determined (the "Expiration Date"), unless terminated earlier. Under the employment agreement, Mr. Khoury receives a base salary of $792,500 per year, subject to cost of living and other increases as determined from time to time by the Board of Directors. Mr. Khoury is also entitled to receive an annual incentive bonus at the discretion of the Board of Directors. In all other respects, Mr. Khoury's employment agreement contains substantially similar provisions to those in Mr. Amin J. Khoury's employment agreement as described above; however, Mr. Khoury is not an employee of ATS. During 2004, Mr. Khoury's annual base salary was $764,181 and he received a bonus of $325,000.

        Thomas P. McCaffrey.    Mr. McCaffrey is party to an employment agreement with the Company, amended as of October 20, 2003, which has a rolling three-year term so that the term extends through three years from any date as of which the term is being determined unless sooner terminated (the "Expiration Date"). Under the employment agreement, Mr. McCaffrey receives a base salary of $415,000 per year subject to cost of living and other increases as determined from time to time by the Board of Directors. Mr. McCaffrey is also entitled to receive an annual incentive bonus at the discretion of the Board of Directors. The agreement also provides that Mr. McCaffrey and his spouse will receive medical, dental and executive health benefits for a period of five years after the Expiration Date. During 2004, Mr. McCaffrey's annual base salary was $400,000 and he received a bonus of $175,000.

        In the event of Mr. McCaffrey's death, his designee will receive (i) an amount equal to the salary that would have been due to Mr. McCaffrey through the Expiration Date and (ii) the Retirement Compensation (described above). In the event of Mr. McCaffrey's incapacity, he will receive (i) his salary and welfare benefits through the Expiration Date and (ii) the Retirement Compensation. If

Mr. McCaffrey is terminated for cause (as defined) he will only be entitled to receive his unpaid salary and other benefits accrued or previously distributed through the date of termination.

        If, within three years following a change of control (as defined), Mr. McCaffrey's employment with the Company is terminated by the Company without cause (as defined) or by Mr. McCaffrey for good reason (as defined), he will receive (i) a lump sum payment equal to the sum of (a) any accrued and unpaid salary and bonuses through the date of termination and (b) two times his base salary as in effect on the date of termination that would have been payable through the Expiration Date, (ii) continued life insurance and welfare and certain perquisite benefits until the Expiration Date and (iii) the Retirement Compensation, less any previously distributed amounts. In addition, upon the execution of an agreement that would constitute a change in control (regardless of whether such agreement is consummated) all stock options held by Mr. McCaffrey will immediately vest and become exercisable. In the event that any payments made to Mr. McCaffrey that are contingent upon a change in control constitute an "excess parachute payment" under the Internal Revenue Code, Mr. McCaffrey will be entitled to receive an excise tax "gross-up" payment from the Company.

        In the event his employment is terminated for any reason other than his death or incapacity, Mr. McCaffrey is also entitled to a lump sum severance amount equal to his annual salary.

        Michael B. Baughan.    Mr. Baughan is party to an employment agreement with the Company dated May 28, 1999 that is automatically renewed for additional one-year terms unless either Mr. Baughan or the Company gives the other party at least 30 days written notice prior to the then-applicable expiration date. Under the terms of his employment agreement, Mr. Baughan receives an annual salary of $315,000 per year subject to adjustment from time to time by the President of the Company. Mr. Baughan is also entitled to receive an annual incentive bonus at the discretion of the Board of Directors, which may not exceed 100% of his then current salary. In the event of Mr. Baughan's death, his designee will receive an amount equal to the salary that would have been due through the expiration of the then-applicable term. In the event of Mr. Baughan's incapacity, Mr. Baughan will continue to receive his then current salary and benefits through the expiration date of the then-applicable term or until Mr. Baughan obtains alternate employment. In the event there is a change in control (as defined) prior to the expiration date as a result of which Mr. Baughan's employment is terminated or he resigns because of a change in his position, powers, duties, salary or benefits, Mr. Baughan will receive (i) a lump sum amount equal to his then-current salary and (ii) salary and benefit continuation through the expiration date of the then-applicable term. During 2004, Mr. Baughan's annual base salary was $296,811 and he received a bonus of $250,000.

        Mark D. Krosney.    Mr. Krosney is party to an employment agreement with the Company dated January 15, 2001 that is automatically renewed for additional one-year terms unless either Mr. Krosney or the Company gives the other party at least 30 days written notice prior to the then-applicable expiration date. Under the terms of his employment agreement, Mr. Krosney receives an annual salary of $275,500 per year subject to adjustment from time to time by the President of the Company. In all other respects, Mr. Krosney's agreement is substantially similar to Mr. Baughan's employment agreement. During 2004, Mr. Krosney's annual base salary was $262,454 and he received a bonus of $130,000.

        Robert A. Marchetti.    Mr. Marchetti is party to an employment agreement dated February 26, 2001 that is automatically renewed for additional one-year terms unless either Mr. Marchetti or the Company gives the other party at least 90 days written notice prior to the then-applicable expiration date. Under the terms of his employment agreement, Mr. Marchetti receives an annual salary of $266,000 per year subject to adjustment from time to time by the President of the Company. In all other respects, Mr. Marchetti's agreement is substantially similar to Mr. Baughan's employment agreement. During 2003, Mr. Marchetti's annual base salary was $256,321 and he received a bonus of $206,000.

Management Retention Program

        On March 15, 2002, the Company established a management retention program pursuant to which certain senior managers were granted the opportunity to purchase restricted common stock of ATS. The purchase price of the restricted shares was $0.26, which was the fair market value of the ATS common stock on the date of purchase. Each of the Company's Named Executive Officers, other than Mr. Amin Khoury, participated in this program purchasing the following number of restricted shares: Mr. Robert Khoury-150,000; Mr. McCaffrey-100,000; Mr. Baughan-50,000; Mr. Krosney-50,000; and Mr. Marchetti-50,000.

        The restricted shares generally vest on the fifth anniversary of the date of purchase; provided, however, that upon a qualified public offering of ATS prior to the fifth anniversary, the restricted shares will be deemed to have vested and will continue to vest 20% per year so that the shares are fully vested on the fifth anniversary of the date of grant. In addition, the shares will vest in full (i) upon a change in control of ATS and (ii) upon a termination of employment during the 12-month period following a change in control of the Company. For as long as ATS is a privately held company, the restricted shares are subject to a right of repurchase by ATS. Following a qualified public offering of ATS, the right of repurchase will generally lapse with respect to vested shares. The repurchase price with respect to vested shares is the fair market value of the ATS common stock on the date of repurchase. With respect to unvested shares, the repurchase price is equal to the lesser of (i) the original purchase price and (ii) the fair market value of the ATS common stock on the date of repurchase.

Certain Relationships and Related Transactions

        In 1990, the Company adopted a formal policy whereby all transactions between its officers, directors, principal stockholders or other affiliates must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arm's-length basis, and such transactions will be approved by a majority of the Company's independent and disinterested directors.

Performance Graph

        The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total return on the Nasdaq National Market Index, the Dow Jones Airlines Index and the Dow Jones Aerospace and Defense Index from December 31, 1999 through December 31, 2004, based upon an assumed $100 investment in the Company's Common Stock and in the stocks comprising each such index as of each respective starting date.

COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN*
AMONG BE AEROSPACE, INC., THE NASDAQ STOCK MARKET-US INDEX
THE DOW JONES AIRLINE INDEX
AND THE DOW JONES AEROSPACE & DEFENSE INDEX

*
$100 invested on 12/31/99 in stock or in index-including reinvestment of dividends.

(1)
The stock prices on the Performance Graphs are not necessarily indicative of future stock price performance.

  None of the Report of the Compensation and Stock Option Committee of the Board of Directors, the Report of the Audit Committee of the Board of Directors or the Performance Graphs shall be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as from time to time in effect, or under the Exchange Act, as from time to time in effect, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater-than-ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and, with respect to its officers and directors, written representations that no other reports were required, during 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent beneficial owners were complied with except that due to administrative errors, Mr. Hamermesh filed one Form 4 reporting the purchase of 1,000 shares late.

        In making the above statements, the Company has relied on the written representations of its directors and officers and copies of the reports that have been filed with the Securities and Exchange Commission.

PROPOSAL NO. 2
APPROVAL OF AMENDMENT TO
THE 1994 EMPLOYEE STOCK PURCHASE PLAN

        On April 18, 2005, the Board of Directors unanimously approved, subject to stockholder approval, an increase in the number of shares of Common Stock available for purchase under the 1994 Employee Stock Purchase Plan (the "Purchase Plan") from 3,000,000 to 3,500,000, an increase of 500,000 shares. This amendment is being submitted for approval by the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting. The following is a summary of the principal provisions of the Purchase Plan, but is not intended to be a complete description of all of the terms and provisions. This description is qualified by reference to the plan document, which may be obtained upon written request to the Company, Attention: General Counsel, BE Aerospace, Inc., 1400 Corporate Center Way, Wellington, Florida 33414.

        History.    The Purchase Plan was initially adopted by the Company's Board of Directors on February 1, 1994 and approved by the stockholders on August 11, 1994 and has been periodically amended to increase the number of shares available for issuance thereunder. The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. On April 28, 2005 the market price of the Common Stock on the Nasdaq National Market was $12.11.

        Administration.    The Purchase Plan is administered by the Stock Option and Compensation Committee of the Board of Directors which has the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Purchase Plan and to make, administer, and interpret such rules and regulations as it deems necessary.

        Eligibility.    Any individual who has been employed by the Company (or any of its majority-owned subsidiaries) for at least 90 days and is customarily employed by the Company (or any of its majority-owned subsidiaries) for at least 20 hours per week is eligible to participate in the Purchase Plan, provided that the individual is employed on the first day of an option period and subject to certain limitations imposed by Section 423(b) of the Internal Revenue Code. As of April 28, 2005, approximately 3,200 individuals are eligible to participate in the Purchase Plan.

        Option Periods.    The Purchase Plan is currently implemented by consecutive 6-month option periods, beginning on January 1 and July 1 of each year and ending on the last day of December and June, respectively. Shares are issued on the last day of each 6-month option period.

        Participation in the Plan.    Eligible employees become participants in the Purchase Plan by executing and delivering to the Company an enrollment form at least 15 days prior to the beginning of an option period. The enrollment form specifies the employee's contribution percentage (between 2% and 15% of "eligible compensation" as defined in the Internal Revenue Code) and authorizes the Company to make payroll deductions for the purchase of shares under the Purchase Plan. A participant may discontinue his or her participation in the Purchase Plan or may increase or decrease the rate of payroll deductions (but not below 2% of compensation) at any time during the option period by delivering written notice to the Company. Upon a withdrawal from the Purchase Plan during an option period, all payroll deductions for the option period will be returned to the participant in cash, without interest. The Participant may not reelect to participate in the Purchase Plan during the option period but may make a new election to participate in any future option period. Unless the participant's participation is discontinued, the purchase of shares occurs automatically at the end of the option period. Once an employee becomes a participant, he or she will automatically be enrolled in subsequent periods unless he or she withdraws from the plan or becomes ineligible to participate.

        Purchase Price.    The purchase price per share at which shares are sold under the Purchase Plan is 85% of the fair market value of the Common Stock on (a) the date of commencement of the option period or (b) the last day of the option period, whichever is lower. The fair market value of the Common Stock on a given date is the closing sales price on the Nasdaq National Market as of such date.

        Share Purchase Limits.    The maximum number of shares that a participant may purchase during any option period is the number of shares that when multiplied by the fair market value of the Company's Common Stock at the beginning of such option period equals $12,500 or less. In addition, no participant will be granted an option under the Purchase Plan which would allow the maximum number of shares that a participant may purchase under the Purchase Plan (or any employee stock purchase plan sponsored by the Company) to accrue at a rate which would exceed $25,000 in fair market value of such shares (determined at the first day of the option period) for each fiscal year in which the option is outstanding at any time. In addition, no participant will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the participant would own 5% or more of the combined voting power or value of all classes of stock of the Company or of any of its subsidiaries (including stock that may be purchased under the Purchase Plan or pursuant to any other options).

        Termination of Employment; Death.    Upon the termination of a participant's employment with the Company and its subsidiaries, the participant's participation in the Purchase Plan will immediately cease and the participant will receive any amounts being held in his or her account. In the event of a participant's death during an option period, the participant's designated beneficiary will be entitled to receive the amount credited to the participant's account or to have the account applied to the purchase of Common Stock at the end of the option period.

        Adjustment or Changes in Capitalization.    In the event of any change in the outstanding Common Stock of the Company by reason of a stock split, stock dividend, recapitalization, merger, consolidation, reorganization or other capital change, the aggregate number of shares available under the Purchase Plan, the number of shares underlying options under the Purchase Plan and the purchase price of such options will be appropriately adjusted.

        Non-assignability.    No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason during the lifetime of a participant. If a participant attempts to make such a transfer, any option held by the participant may be terminated by the Company.

        Amendment and Termination of the Plan.    The Purchase Plan may be amended by the Board of Directors for any reason. However, if the Board of Directors elects to amend the Purchase Plan to increase the number of outstanding shares of Common Stock available for issuance, the amendment must be approved by the Company's stockholders within twelve months. On February 11, 2003, the Board of Directors amended the Purchase Plan to provide that the plan will remain in effect until December 31, 2013, unless terminated earlier by the Board of Directors.

        Certain Federal Income Tax Considerations.    The following is a general summary of certain United States federal income tax consequences based upon the laws as currently in effect and does not purport to cover possible foreign, state, local, estate, employment or other tax consequences.

        The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant at the time of purchase of shares. Upon disposition of the shares, the participant will be subject to tax and the amount of the tax will depend on the period of time that the participant holds the shares. If the shares are disposed of by the participant at least two years after the beginning of the option period and at least one year from the date the shares are purchased, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or (b) 15% of the fair market value of the shares on the first day of the option period, will be treated as ordinary income and any further gain will be taxed at long-term capital gain rates. If the shares are sold after such time and the sale price is less than the purchase price, the participant recognizes no ordinary income but instead a capital loss for the difference between the sale price and the purchase price.

        If the shares are sold or otherwise disposed of before the expiration of such two-year and one-year periods, the excess of the fair market value of the shares on the exercise date over the purchase price will be treated as ordinary income even if no gain is realized on the sale or if a gratuitous transfer is made. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

        The Company is not entitled to a deduction for amounts taxed as ordinary income to a participant except to the extent of ordinary income recognized by participants upon disposition of shares within two years from the date of grant or within one year of the date of purchase.

        New Plan Benefits.    It is not presently possible to determine the benefits or amounts that will be received by any particular employee or groups in the future.

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE AMENDMENT TO THE PURCHASE PLAN DESCRIBED ABOVE AND RECOMMENDS THAT YOU VOTE FOR THE PROPOSED AMENDMENT.

        The affirmative vote of a majority of the votes present, in person or by proxy, and properly cast at the Meeting (at which a quorum is present) is required to approve the proposed amendment to the Purchase Plan.

PROPOSAL NO. 3
APPROVAL OF THE ADOPTION OF THE
BE AEROSPACE, INC. 2005 LONG-TERM INCENTIVE PLAN

        On April 18, 2005, the Board of Directors unanimously approved, subject to stockholder approval, the adoption of the BE Aerospace, Inc. 2005 Long-Term Incentive Plan ("2005 Plan"). The adoption is being submitted for approval by the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Meeting. The following is a summary of the principal provisions of the 2005 Plan, but is not intended to be a complete description of all of its terms and provisions. This description is qualified by reference to the plan document, which is attached as Appendix I to this Proxy Statement.

        If the 2005 Plan is approved by stockholders it will replace the Company's 2001 Stock Option Plan, the Company's 2001 Directors' Stock Option Plan, the 1996 Stock Option Plan, the United Kingdom

1992 Employee Share Option Scheme and the Company's Amended and Restated 1989 Stock Option Plan (collectively, the "Prior Plans") and thereafter no additional stock option grants will be made under the Prior Plans.

        Purposes.    The purposes of the 2005 Plan are (i) to attract, retain and motivate highly qualified individuals who are in a position to make significant contributions to the Company and its subsidiaries, (ii) to promote the long-term success of the Company and its subsidiaries and (iii) to increase stockholder value by providing eligible individuals with incentives to contribute to the long-term growth and profitability of the Company by encouraging their ownership of the Common Stock of the Company, par value $0.01 per share (the "Common Stock"). On April 28, 2005, the market price of the Common Stock on the Nasdaq National Market was $12.11.

        Eligible Individuals.    Awards under the 2005 Plan may be granted to officers, employees, directors and consultants of the Company or any of its subsidiaries or joint ventures, partnerships or business organizations in which the Company or its subsidiaries have an equity interest. As of April 28, 2005, approximately 400 individuals are eligible for awards under the 2005 Plan.

        Number of Shares of Common Stock Subject to the 2005 Plan.    The maximum aggregate number of shares of Common Stock that may be issued for all purposes under the 2005 Plan will be 1,000,000 shares, plus any shares of Common Stock that are available, or that become available, for issuance under the Prior Plans. The aggregate number of shares of Common Stock available for issuance under the 2005 Plan may be proportionately adjusted in the sole discretion of the Committee (as defined below) in the event of certain changes in the Company's capitalization or a similar transaction. Shares of Common Stock issued pursuant to the 2005 Plan may be authorized but unissued shares, issued shares that have been reacquired by the Company and that are being held in treasury, or any combination thereof.

        Prior Plans.    As of April 28, 2005, there were an aggregate of 6,745,587 outstanding options under the Prior Plans. These options have a weighted average exercise price of $7.74 and weighted average remaining term of 7.49 years. In addition, as of April 28, 2005, there were an aggregate of 687,448 shares of Common Stock Available for issuance under the Prior Plans.

        Special Limits on Stock Options, Restricted Stock Units, Stock Appreciation Rights and Other Awards.    The number of shares of Common Stock that may be subject to incentive stock options granted under the 2005 Plan is limited to 500,000 shares. The number of shares of Common Stock subject to stock options that may be awarded to any participant in any calendar year is limited to 100,000 shares of Common Stock (with a carryover of any unused portion to future years).

        The number of shares of Common Stock that may be subject to Restricted Stock, Restricted Stock Units and other awards payable in shares of Common Stock under the 2005 Plan is limited to 100,000 shares. The number of shares of Common Stock subject to Restricted Stock Units, Restricted Stock, Stock Appreciation Rights or Other Awards that may be awarded to any participant in any calendar year is limited to 30,000 shares of Common Stock (with a carryover of unused portion to future years).

        These maximum individual limits are required to satisfy the "performance-based compensation" example requirements under Section 162(m) of the Internal Revenue Code.

        Administration.    The 2005 Plan will be administered by the Stock Option and Compensation Committee (or such other committee appointed by the Board of Directors to administer the 2005 Plan) (referred to herein as the "Committee"). The Committee, among other powers, has the authority to select participants, grant awards and set forth the terms and conditions of such awards. The Committee also has the authority to take any other action desirable or necessary to interpret, construe or implement properly the provisions of the 2005 Plan or any related award document. Subject to certain limitations, the Committee may from time to time delegate some or all of its authority to subcommittees or other groups or individuals it deems appropriate.

  Awards under the 2005 Plan

        Generally.    The 2005 Plan authorizes the following awards: stock options, stock appreciation rights, restricted stock, restricted stock units and other forms of equity-based or equity-related awards that the Committee determines to be consistent with the purposes of the 2005 Plan and the interest of the Company. The Committee has the authority to determine the terms and conditions of the awards at the time of grant including vesting, exercisability, payment and the effect, if any, that a participant's termination of service will have on an award. Upon a change in control of the Company (as defined in the 2005 Plan), the Board of Directors or the Committee may (i) provide for the automatic vesting and immediate exercisability of all outstanding awards, (ii) provide for the assumption of, or substitution for, the outstanding awards by the surviving corporation resulting from the change in control or (iii) make such other adjustments to the outstanding awards as the Board of Directors or Committee deem appropriate to reflect such change in control. The Committee may also determine whether any award is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Internal Revenue Code.

        Stock Options.    Stock options may be either nonqualified stock options or incentive stock options (within the meaning of Section 422 of the Internal Revenue Code). The exercise price of all stock options may not be less than 100% (110% in the case of incentive stock options granted to individual who own more than 10% of the Company's voting securities) of the fair market value of a share of Common Stock on the date of grant. Options will have a term approved by the Committee which cannot exceed ten years. Subject to the provisions of the related award document, the exercise price of a stock option may be paid (i) in cash, (ii) in shares of Common Stock already owned by the participant, (iii) in a combination of cash and shares, (iv) through net share settlement or (v) through a "cashless exercise" procedure authorized by the Committee. Stock options expire ten years after the date of grant (five years in the case of incentive stock options granted to individuals who own more than 10% of the Company's voting securities).

        Stock Appreciation Rights.    The Committee has the authority to grant stock appreciation rights to participants pursuant to the 2005 Plan. A stock appreciation right generally entitles a participant to receive, upon satisfaction of certain conditions, an amount equal to the excess, if any, of the fair market value on the date of exercise of the number of shares of Common Stock for which the stock appreciation right is exercised over the exercise price for such stock appreciation right. The exercise price of a stock appreciation right generally may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. At the discretion of the Committee, payments to a participant upon exercise of a stock appreciation right may be made in cash or shares of Common Stock or a combination of cash and shares. The Committee may grant stock appreciation rights alone or together with stock options.

        Restricted Stock.    The Committee has the authority to grant restricted stock to participants pursuant to the 2005 Plan. An award of restricted stock generally consists of one or more shares of Common Stock granted or sold to a participant, subject to the terms and conditions established by the Committee. Restricted stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

        Restricted Stock Units.    The Committee has the authority to grant restricted stock units to participants pursuant to the 2005 Plan. A restricted stock unit generally represents the right of a participant to receive one or more shares of Common Stock, subject to the terms, conditions and restrictions established by the Committee. The restricted stock units will be paid in shares of Common Stock, cash or a combination of cash and shares, with an aggregate value equal to the fair market value of the shares of Common Stock at the time of payment.

        Performance-Based Awards.    The Committee may determine whether any award is a "performance-based" award for purposes of Section 162(m) of the Internal Revenue Code. Any such awards designated to be "performance based compensation" will be conditioned on the achievement of one or more specified performance goals established by the Committee prior to the applicable performance period (or such later date as permitted by Section 162(m) of the Internal Revenue Code. The performance goals that may be used by the Committee for such awards will be based on measurable and obtainable financial goals such as net income, net revenue, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, operating or gross margin, growth rates, operating income growth, return on assets, total shareholder return, share price, return on equity, operating earnings, diluted earnings per share or earnings per share growth, or a combination thereof as selected by the Committee, and quantifiable nonfinancial goals. Each participant is assigned a target award payable if target performance goals are achieved. The Committee will certify the attainment of the performance goals as of the end of the applicable performance period. If a participant's performance exceeds such participant's target performance goals, awards may be greater than the target award, but may not exceed 125% of such participant's target award. The Committee retains the right to reduce any award if its believes that individual performance does not warrant the award calculated by reference to the result. In the event that all members of the Committee are not "outside directors" as that term is defined in Section 162(m) of the Internal Revenue Code, the grant and terms of awards intended to qualify as "performance-based compensation" will be made by a subcommittee of the Committee consisting of two or more "outside directors."

        Other Equity Awards.    The Committee has the authority to specify the terms and provisions of other forms of equity-based or equity-related awards not described above that the Committee determines to be consistent with the purposes of the 2005 Plan and the interests of the Company. These awards may provide for cash payments based in whole or in part on the value (or future value) of shares of Common Stock, for the acquisition (or future acquisitions) of shares of Common Stock, or for any combination thereof.

        Section 162(m) of the Internal Revenue Code and Section 16 of the Exchange Act.    The 2005 Plan is intended to comply in all respects with Section 162(m) of the Internal Revenue Code. In addition, the 2005 Plan is intended to comply with the terms and provisions of Rule 16b-3 of the Exchange Act.

        Deferrals.    Subject to applicable laws, the Committee may, in its sole discretion, permit participants to defer payment or settlement of an award to a date selected by the participant.

        Adjustments or Changes in Capitalization.    In the event of any change in the outstanding shares of Common Stock by reason of a stock split, stock dividend, recapitalization, merger, consolidation, reorganization or other similar capital change, the aggregate number of shares of Common Stock available under the 2005 Plan and the number of shares of Common Stock subject to outstanding awards will be adjusted as the Committee deems necessary or appropriate.

        Repricing of Options and Stock Appreciation Rights.    The Plan prohibits the direct or indirect repricing of options and stock appreciation rights.

        Transferability.    Awards granted under the 2005 Plan are not transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order, however, the Committee may, subject to the terms its specifies in its discretion, permit the transfer of an award (i) to the award holder's family members, (ii) to one or more trusts established in whole or in part for the benefit of such family members, (iii) to one or more entities that are owned in whole or in part by such family members or (iv) to any other individual or entity permitted by law.

        Amendment and Termination.    Subject to applicable laws, the Board of Directors may amend the 2005 Plan in any manner that does not require stockholder approval or adversely affects the rights of participants under the 2005 Plan. The Board of Directors will have broad authority to amend the 2005 Plan or an award made thereunder without the consent of a participant to the extent that it deems necessary or desirable to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws or to avoid adverse or unintended tax consequences under Section 409A of the Internal Revenue Code.

        Term of the 2005 Plan.    The 2005 Plan will remain in effect until the tenth anniversary of the date on which it is approved by the stockholders of the Company, unless earlier terminated by the Board of Directors. No awards may be granted under the 2005 Plan after the tenth anniversary of the date on which the 2005 Plan is approved by the stockholders of the Company.

  U.S. Federal Income Tax Consequences

        Nonqualified Stock Options.    A participant will not recognize taxable income at the time a nonqualified stock option is granted. However, upon the exercise of a nonqualified stock option the participant will include in gross income as compensation an amount equal to the difference between the fair market value of the shares of Common Stock on the date of exercise (in most cases) and the participant's purchase price. The included amount will be treated as ordinary income and reported on an employee's W-2 form, or in the case of a non-employee, on a 1099 form and will be subject to income tax and FICA withholding by the Company (either by payment in cash or withholding out of the participant's salary) if the participant is an employee. Upon the sale of the shares of Common Stock by the participant, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain or loss depending upon whether or not the participant held the shares for more than one year following the exercise of the nonqualified stock option. The Company will be entitled to a deduction in connection with the exercise of a nonqualified stock option by a participant to the extent that the participant recognizes ordinary income provided that the deduction is not disallowed under Section 162(m) of the Internal Revenue Code.

        Incentive Stock Options.    A participant will not recognize taxable income upon grant of an incentive stock option, and the Company will not be entitled to a deduction, upon the grant or exercise of an incentive stock option. The excess of the fair market value of each share over the option price at the date of exercise is an item of tax preference and may be subject to the alternative minimum tax. The alternative minimum tax paid with respect to the exercise of an incentive stock option in one year will be a credit against regular tax in subsequent years; and if, in the year the participant sells the Common Stock acquired under an incentive stock option, the participant is subject to the alternative minimum tax, his basis in the Common Stock is increased by the amount treated as an item of a tax preference in the year the option was exercised. If the holding period requirements of Section 422 of the Internal Revenue Code are met by the participant (i.e., no disposition of the shares is made by the participant within two years of the grant of the incentive stock option and within one year after the transfer of the shares to the participant), then any gain or loss recognized by the participant upon disposition of the shares will be treated as long-term capital gain or loss (assuming the shares are capital assets in the hands of the participant).

        If the shares acquired upon exercise of an incentive stock option are disposed of prior to the expiration of either of the required holding periods, the participant will recognize ordinary income in the disposition year. The amount of ordinary income will be the lesser of (a) the excess of the fair market value of the shares on the date of exercise of the stock option over the stock option price, or (b) the amount realized on the disposition of the shares over the amount paid for such shares, so long as the disposition is by sale or exchange with respect to which a loss, if sustained, would be recognized. The Company will receive a deduction at the time of the disqualifying disposition in the amount equal to the ordinary income recognized by the participant, subject to general rules pertaining to the reasonableness of compensation and Section 162(m) of the Internal Revenue Code. In addition, long-term, or short-term capital gain may be recognized by the participant in an amount equal to the excess of the amount realized on the disqualifying disposition over the sum of the stock option price and the ordinary income recognized by the participant.

        If the exercise of an incentive stock option is made by delivery of shares in payment of the stock option price, and such delivered shares were not acquired upon the exercise of an incentive stock option or, if so acquired, are so delivered after expiration of the holding period requirements, the shares delivered are deemed to be exchanged in a tax-free transaction for the equivalent number of new shares. Such equivalent number of new shares has the same basis and holding period as the shares exchanged. The number of shares received in excess of the number of shares delivered has a zero basis. If shares so acquired are sold more than two years after the incentive stock option was granted and more than one year after the transfer of the shares to the participant, the gain or loss arising from the sale based upon the amount realized upon such sale will constitute long-term capital gain or loss (assuming the shares are capital assets in the hands of the participant). If an incentive stock option is exercised with previously acquired shares, and any of the shares received upon exercise are disposed of before the holding period requirements are satisfied, such disposition will be deemed to be a disposition of the shares with the lowest basis acquired upon exercise of the incentive stock option. The exercise of an incentive stock option by delivery of shares acquired upon the exercise of an incentive stock option prior to the expiration of the holding period requirements will be deemed to be a taxable exchange and a disqualifying disposition of the incentive stock option so delivered; but the shares so purchased should still be entitled to incentive stock option treatment as described above if the applicable holding period requirements are met.

        If an incentive stock option is exercised by the estate of a participant, the above-described holding period requirements do not apply, and, when the estate disposes of the stock acquired by exercise of the stock option, it will not recognize any ordinary income. The estate, however, may recognize long-term, mid-term or short-term capital gain and any long-term capital gain may be subject to the alternative minimum tax. The Company will receive no deduction.

        Restricted Stock.    The federal income tax consequences of awards of restricted stock are generally governed by Section 83 of the Internal Revenue Code. Generally, a participant will not be taxed on an award of restricted stock until the award vests, unless the participant makes an election under Section 83(b) of the Internal Revenue Code to be subject to taxation upon grant, rather than upon vesting. A Section 83(b) election must be made no later than 30 days following the date of grant. If the election is made, the participant will be subject to taxation on the fair market value of the shares on the date of grant.

        If a participant does not make a Section 83(b) election, the participant will be subject to taxation based on the full fair market value of the shares included in the award, plus any cash distributed in lieu of fractional shares, at the time of vesting. The amount recognized as income by a participant, whether in connection with a Section 83(b) election or at the time of vesting, will be subject to ordinary income tax at the rates in effect at that time and will also be subject to all applicable employment tax withholdings.

        A participant will have a tax basis in shares equal to the fair market value of the shares on the date first taxed (the date of grant, if a Section 83(b) election was made, otherwise, the date of vesting). Any gain or loss recognized by a participant will be either long term or short term, depending on the participant's holding period for the shares at the time of disposition.

        The foregoing is not to be considered as tax advice to any person who may be a participant, and any such persons are advised to consult their own tax counsel.

        New Plan Benefits.    As of the date of this Proxy Statement, no awards have been granted under the 2005 Plan. Furthermore, because awards under the 2005 Plan are determined by the Committee in its sole discretion, the Company cannot determine the benefits or amounts that will be received or allocated in the future under the 2005 Plan.

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE 2005 PLAN DESCRIBED ABOVE AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

        The affirmative vote of a majority of the votes present, in person or by proxy, and properly cast at the Meeting is required to approve the adoption of the 2005 Plan.

AUDIT MATTERS

        Deloitte & Touche LLP has been selected to audit the financial statements of the Company for the fiscal year ending December 31, 2005 and to report the results of their examination.

        A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

        When considering Deloitte & Touche LLP's independence, the Audit Committee of the Company's Board of Directors considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence and has determined that such services do not interfere with that firm's independence in the conduct of its auditing function. The Audit Committee of the Company's Board of Directors also reviewed, among other things, the amount of fees paid to Deloitte & Touche LLP for audit and non-audit services.

Principal Accountant Fees and Services

        The following table sets forth by category of service the total fees for services performed by Deloitte & Touche LLP during the fiscal years ended December 31, 2004 and December 31, 2003.

	2004	2003
Audit Fees	$2,179,192	$1,314,335
Audit-Related Fees	61,924	39,000
Tax Fees	603,528	693,172

Total	$2,844,644	$2,046,507

  Audit Fees

        Audit fees in 2004 include aggregate fees, including expenses, billed by Deloitte & Touche LLP in connection with the annual audit and the audit of internal controls over financial reporting (Sarbanes-Oxley Section 404), the reviews of the Company's quarterly reports on Form 10-Q, statutory audits required for the Company's subsidiaries and services provided in connection with filing registration statements with the Securities and Exchange Commission. Audit fees in 2003 include aggregate fees, including expenses, billed by Deloitte & Touche LLP in connection with the annual audit, the reviews of the Company's quarterly reports on Form 10-Q, the statutory audits required for the Company's international subsidiaries, and for services provided in connection with filing registration statements with the Securities and Exchange Commission.

  Audit Related Fees

        Audit-related fees in 2004 and 2003 consisted of the aggregate fees, including expenses, billed by Deloitte & Touche LLP in connection with employee benefit plan audits and due diligence services in connection with an acquisition.

  Tax Fees

        Tax fees in 2004 and 2003 consisted of the aggregate fees, including expenses, billed by Deloitte & Touche LLP in connection with services for tax compliance, tax planning, tax advice, and tax audit assistance.

  All Other Fees

        We did not pay any fees to Deloitte & Touche LLP in 2004 and 2003 other than those described above.

  Pre-Approval Policies and Procedures

        The Audit Committee approves all audit, audit-related services, tax services and other services provided by Deloitte & Touche LLP. Any services provided by Deloitte & Touche LLP that are not specifically included within the scope of the audit must be pre-approved by the Audit Committee in advance of any engagement. Under the Sarbanes-Oxley Act of 2002, audit committees are permitted to approve certain fees for audit-related services, tax services and other services pursuant to a de minimis exception prior to the completion of an audit engagement. In 2004, none of the fees paid to Deloitte & Touche LLP were approved pursuant to the de minimis exception.

        In making its recommendation to appoint Deloitte & Touche LLP as the Company's independent auditor for the fiscal year ending December 31, 2005, the Audit Committee has considered whether the services provided by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP and has determined that such services do not interfere with that firm's independence in the conduct of its auditing function.

STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders to be held in 2006 pursuant to Rule 14a-8 under the Exchange Act, must be received by the Secretary of the Company at its executive offices no later than February 1, 2006 to be considered for inclusion in the Company's proxy materials for that meeting. In accordance with Section 2.11 of the Company's By-laws, for notice of a stockholder proposal to be considered timely, but not included in the proxy materials, a stockholder's proposal must be delivered to, or mailed and received by, the Secretary of the Company no later than June 1, 2006.

OTHER MATTERS

        The Board of Directors is not aware of any matters that will be brought before the Meeting other than as described in this Proxy Statement. However, if any matters properly come before the Meeting that are not specifically set forth on the proxy card and in this Proxy Statement, the persons designated as proxies will have authority to vote thereon in accordance with their best judgment.

FORM 10-K

        A copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission is available without charge by writing to: BE Aerospace, Inc., Attention: Investor Relations, 1400 Corporate Center Way, Wellington, Florida 33414.

Appendix I

BE AEROSPACE, INC.
2005 LONG-TERM INCENTIVE PLAN

1.     Purposes of the Plan

        The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase stockholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company by offering them an opportunity to obtain a proprietary interest in the Company through the grant of equity-based awards and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.

        The Plan is intended to replace the Prior Plans (as such term is defined below) and upon the Effective Date, no further options shall be granted under the Prior Plans.

2.     Definitions and Rules of Construction

        (a)    Definitions.    For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

          "Award" means an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right or Other Award granted by the Committee pursuant to the terms of the Plan.

          "Award Document" means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

          "Board" means the Board of Directors of the Company, as constituted from time to time.

          "CEO" means the Chief Executive Officer of the Company.

          "Change in Control" has the meaning assigned to it for purposes of the employment agreement or consulting agreement, as the case may be, applicable to the Participant. If there is no such employment or consulting agreement or if such employment agreement or consulting agreement contains no such term, "Change in Control" means:

    (i)
    Approval by the shareholders of the Company of (A) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, in substantially the same proportions as their ownership immediately prior to such reorganization, merger, consolidation or other transaction, or (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned);

    (ii)
    Individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board,

      provided that any person becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

    (iii)
    The acquisition (other than from the Company) by any person, entity or "group," within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13-d promulgated under the Exchange Act of more than 25% of either the then outstanding shares of the Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors (hereinafter referred to as the ownership of a "Controlling Interest") excluding, for this purpose, any acquisitions by (A) the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest, (B) any person, entity or "group" that as of the Effective Date owns beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a Controlling Interest or (C) any employee benefit plan of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest.

        Notwithstanding the foregoing, with respect to an Award that is subject to Section 409A of the Code, and payment or settlement of the Award will accelerate upon a Change in Control, no event set forth in an agreement applicable to a Participant or clauses (i), (ii) or (iii) will constitute a Change in Control for purposes of the Plan and any Award Document unless such event also constitutes a "Change in Ownership," "Change in Effective Control," or "Change in the ownership of a substantial portion of the Company's assets" as defined under Section 409A of the Code and the regulations and guidance promulgated thereunder.

        "Code" means the Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

        "Committee" means the committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan. The Committee shall serve at the pleasure of the Board and shall meet the requirements of Section 162(m) of the Code and Section 16(b) of the Exchange Act; provided, however, that the Board may perform any duties delegated to the Committee and in such instances, any reference to the Board shall be deemed a reference to the Committee.

        "Common Stock" means the common stock of the Company, par value $0.01 per share, or such other class of share or other securities as may be applicable under Section 12(b) of the Plan.

        "Company" means BE Aerospace, Inc, a Delaware corporation, or any successor to all or substantially all of its business that adopts the Plan.

        "Effective Date" means the date on which the Plan is approved by the stockholders of the Company.

        "Eligible Individuals" means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "Fair Market Value" means, with respect to a share of Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Committee. In the absence of any alternative valuation methodology approved by the Committee, the Fair Market Value of a share of Common Stock shall equal the closing selling price of a share of Common Stock on the trading day immediately preceding the date on which such valuation is made as reported on the composite tape for securities listed on the Nasdaq National Market ("Nasdaq"), or such other national securities exchange as may be designated by the Committee, or, in the event that the Common Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system, in any such case on the valuation date (or, if there were no sales on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred).

        "Incentive Stock Option" means an Option that is intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

        "Nonqualified Stock Option" means an Option that is not intended to comply with the requirements of Section 422 of the Code or any successor provision thereto.

        "Option" means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

        "Other Award" means any form of Award other than an Option, Restricted Stock, Restricted Stock Unit or Stock Appreciation Right granted pursuant to Section 10 of the Plan.

        "Participant" means an Eligible Individual who has been granted an Award under the Plan.

        "Performance Period" means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

        "Performance Target" means the targets established by the Committee and set forth in the applicable Award Document.

        "Plan" means the BE Aerospace, Inc. 2005 Long-Term Incentive Plan, as may be amended from time to time.

        "Plan Limit" means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.

        "Prior Plans" means, collectively, the BE Aerospace, Inc. 2001 Stock Option Plan, the BE Aerospace, Inc. 2001 Directors' Stock Option Plan, the 1996 Stock Option Plan, the United Kingdom 1992 Employee Share Option Scheme and the BE Aerospace's Amended and Restated 1989 Stock Option Plan.

        "Restricted Stock" means stock granted or sold to a Participant pursuant to Section 8 of the Plan.

        "Restricted Stock Unit" means a right to receive a Share (or cash, if applicable) in the future granted pursuant to Section 8 of the Plan.

        "Shares" means shares of Common Stock.

        "Stock Appreciation Right" means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9 of the Plan.

        "Subsidiary" means (i) a domestic or foreign corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation's board of directors or analogous governing body, or (ii) any other domestic or foreign corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term "Subsidiary" shall be defined in the manner required by Section 424(f) of the Code.

        (b)    Rules of Construction.    The masculine pronoun shall be deemed to include the feminine pronoun, and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3.     Administration

        (a)    Committee.    The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

            (i)  select the Participants from the Eligible Individuals;

           (ii)  grant Awards in accordance with the Plan;

          (iii)  determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;

          (iv)  determine the terms and conditions of each Award, including, without limitation, those related to term, permissible methods of exercise, vesting, forfeiture, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect, if any, of a Participant's termination of employment with the Company or any of its Subsidiaries or a Change in Control of the Company, and including the authority;

           (v)  subject to Section 15, amend the terms and conditions of an Award after the granting thereof;

          (vi)  specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

         (vii)  construe and interpret any Award Document delivered under the Plan;

        (viii)  make factual determinations in connection with the administration or interpretation of the Plan;

          (ix)  prescribe, amend and rescind administrative regulations, rules and procedures relating to the Plan;

           (x)  employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom;

          (xi)  vary the terms of Awards to take account of tax, securities law and other regulatory requirements of foreign jurisdictions or to procure favorable tax treatment for participants; and

         (xii)  make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

        (b)    Plan Construction and Interpretation.    The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

        (c)    Determinations of Committee Final and Binding.    All determinations by the Committee or its delegate in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all persons interested herein.

        (d)    Delegation of Authority.    To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof or other persons or groups of persons it deems appropriate under such conditions or limitations as it may set at the time of such delegation or thereafter, except that the Committee may not delegate its authority pursuant to Section 15 to amend the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, or other persons or groups of persons to whom the Committee delegates authority pursuant to this Section 3(d).

        (e)    Liability of Committee.    Subject to applicable laws, rules and regulations (i) no member of the Board or Committee, the CEO, or any officer or employee of the Company to whom any duties or responsibilities are delegated hereunder shall be liable for any action or determination made in connection with the operation, administration or interpretation of the Plan, and (ii) the Company shall indemnify, defend and hold harmless each such person from any liability arising from or in connection with the Plan, except where such liability results directly from such person's fraud, willful misconduct or failure to act in good faith. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company's officers or employees, the Company's accountants, the Company's counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

        (f)    Action by the Board.    Anything in the Plan to the contrary notwithstanding, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4.     Eligibility

        (a)    Eligible Individuals.    Awards may be granted to officers, employees, directors and consultants of the Company or any of its Subsidiaries or joint ventures, partnerships or business organizations in which the Company or its Subsidiaries have an equity interest. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the number and terms of Awards to be granted to each such Participant. Under the Plan, references to "employment" or "employed" include Participants who are consultants of the Company or its Subsidiaries.

        (b)    Grants to Participants.    The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5.     Shares Subject to the Plan

        (a)    Plan Limit.    Subject to Section 12 of the Plan, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be one million (1,000,000) plus any Shares that are available for issuance under the Prior Plans or that become available for issuance upon forfeiture or expiration of awards granted under the Prior Plans. Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof.

        (b)    Rules Applicable to Determining Shares Available for Issuance.    For purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to Awards under the Plan that are forfeited or expire for any reason without having been exercised or settled, the number of Shares tendered or withheld to pay the exercise price of an

Award (if applicable) and the number of shares withheld from any Award to satisfy a Participant's tax withholding obligations (if applicable) shall be added back to the Plan Limit and again be available for the grant of Awards. The number of Shares remaining for issuance will be reduced by the number of Shares subject to outstanding Awards and for Awards that are not denominated by Shares, by the number of Shares delivered upon settlement or payment of the Award.

        (c)    Special Limits.    Anything to the contrary in Section 5(a) above notwithstanding, but subject to Section 12(b) of the Plan, the following special limits shall apply to Shares available for Awards under the Plan:

            (i)  the maximum number of Shares that may be subject to Incentive Stock Options granted under the Plan shall equal five hundred thousand (500,000) Shares;

           (ii)  the maximum number of Shares that may be subject to Options granted to any Eligible Individual in any calendar year shall equal one hundred thousand (100,000) Shares, plus any Shares which were available under this Section 5(c)(iii) for Awards to such Eligible Individual in any prior calendar year but which were not covered by such Awards;

          (iii)  the maximum number of Shares that may be subject to Restricted Stock, Restricted Stock Units and Other Awards that are payable in Shares granted under the Plan shall equal one hundred thousand (100,000) Shares; and

          (iv)  the maximum number of Shares that may be subject to Restricted Stock Units, Restricted Stock, Stock Appreciation Rights or Other Awards granted to any Eligible Individual in any calendar year shall equal thirty thousand (30,000) Shares, plus any Shares which were available under this Section 5(c)(iv) for Awards to such Eligible Individual in any prior calendar year but which were not covered by such Awards.

6.     Awards in General

        (a)    Types of Awards.    Awards under the Plan may consist of Options, Restricted Stock Units, Restricted Stock, Stock Appreciation Rights and Other Awards. Any Award described in Sections 7 through 10 of the Plan may be granted singly or in combination or tandem with any other Awards, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

        (b)    Terms Set Forth in Award Document.    The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which shall contain terms and conditions not inconsistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, the Committee may, in its sole discretion, accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Award first becomes exercisable. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

        (c)    Termination of Employment.    The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant's termination of employment with the Company or any of its Subsidiaries. Subject to applicable laws, rules and regulations, in connection with a Participant's termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, or extend the post-termination exercise period of an outstanding Award. Such provisions may be specified in the applicable Award Document or determined at a subsequent time.

        (d)    Change in Control.    The Committee shall have full authority to determine the effect, if any, of a Change in Control of the Company on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time. Except as otherwise specified in an Award Document (or in a Participant's employment agreement) and subject to applicable laws, rules and regulations, the Board or the Committee shall in its sole discretion, at any time prior to, coincident with or after the time of a Change in Control, take such actions as it may consider appropriate to maintain the rights of a Participant in an Award granted under the Plan, including, without limitation: (i) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award may be exercised or settled in full on or before a date fixed by the Board or the Committee; (ii) making such other adjustments to the Awards then outstanding as the Board or the Committee deems appropriate to reflect such Change in Control; or (iii) causing the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change in Control.

        (e)    Dividends and Dividend Equivalents.    The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine.

        (f)    Rights of a Shareholder.    A Participant shall have no rights as a shareholder with respect to Shares covered by an Award until the date the Participant or his nominee becomes the holder of record of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 12(b) of the Plan.

        (g)    Performance-Based Awards.    The Committee may determine whether any Award under the Plan is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code. Any such Awards designated to be "performance-based compensation" shall be conditioned on the achievement of one or more Performance Targets to the extent required by Section 162(m) of the Code and will be subject to all other conditions and requirements of Section 162(m). The Performance Targets that may be used by the Committee for such Awards will be based on measurable and attainable financial goals for the Company, one or more of its operating divisions or Subsidiaries or any combination of the above such as net income, net revenue, operating cash flow, operating margin, operating revenue, revenue growth rates, pretax income, pretax operating income, operating or gross margin, growth rates, operating income growth, return on assets, total shareholder return, share price, return on equity, operating earnings, diluted earnings per share or earnings per share growth, or a combination thereof as selected by the Committee, and quantifiable nonfinancial goals. The applicable Performance Targets will be established by the Committee prior to the commencement of the applicable performance period (or such later date permitted by Section 162(m) of the Code). Each Participant is assigned a Target Number payable if Performance Targets are achieved. Any payment of an Award granted with Performance Targets shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied. If a Participant's performance exceeds such Participant's Performance Targets, Awards may be greater than the Target Number, but may not exceed one hundred twenty five percent (125%) of such Participant's Target Number. The Committee retains the right to reduce any Award if it believes that individual performance does not warrant the Award calculated by reference to the result. In the event that all members of the Committee are not "outside directors" as that term is defined in Section 162(m) of the Code, the grant and terms of Awards intended to qualify as "performance-based compensation" will be made by a subcommittee appointed in accordance with Section 3(d) of the Plan consisting of two or more "outside directors" for purposes of Section 162(m) of the Code.

        (h)    Deferrals.    In accordance with the procedures authorized by, and subject to the approval of, the Committee, Participants may be given the opportunity to defer the payment or settlement of an Award to one or more dates selected by the Participant; provided, however, that the terms of any deferrals must comply with all applicable laws, rules and regulations including, without limitation, Section 409A of the Code. No deferral opportunity shall exist with respect to an Award unless explicitly permitted by the Committee on or after the time of grant.

        (i)    Repricing of Options and Stock Appreciation Rights.    Notwithstanding anything in the Plan to the contrary, an Option or Stock Appreciation Right shall not be granted in substitution for a previously granted Option or Stock Appreciation Right being canceled or surrendered as a condition of receiving a new Award, if the new Award would have a lower exercise price than the Award it replaces, nor shall the exercise price of an Option or Stock Appreciation Right be reduced once the Option or Stock Appreciation Right is granted. The foregoing shall not prevent adjustments pursuant to Section 12(b) of the Plan.

7.     Terms and Conditions of Options

        (a)    General.    The Committee, in its discretion, may grant Options to eligible Participants and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

        (b)    Exercise Price.    The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. Payment of the exercise price of an Option shall be made in any form approved by the Committee at the time of grant.

        (c)    Term.    An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth anniversary of the date of grant of such Option.

        (d)    Payment of Exercise Price.    Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash, (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee, in its discretion, may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, the Option may also be exercised through a "cashless exercise" procedure authorized by the Committee that permits Participants to exercise Options by delivering a properly executed exercise notice to the Company together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the exercise price and the amount of any required tax or other withholding obligations.

        (e)    Incentive Stock Options.    The exercise price per Share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant of the Shares subject to such Incentive Stock Option and (ii) the

Incentive Stock Option is not exercisable more than five years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

8.     Terms and Conditions of Restricted Stock Units and Restricted Stock

        (a)    Restricted Stock Units.    The Committee is authorized to grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares in consideration of the Participant's employment with the Company or any of its Subsidiaries. The Restricted Stock Units shall be paid in Shares, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares at the time of payment.

        (b)    Restricted Stock.    An Award of Restricted Stock shall consist of one or more shares of Common Stock granted or sold to an Eligible Individual, and shall be subject to the terms and conditions established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

9.     Stock Appreciation Rights

        (a)    General.    The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document. The grant price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. At the sole discretion of the Committee, payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, or in a combination of cash and Shares, having an aggregate Fair Market Value as of the date of exercise equal to such cash amount.

        (b)    Methods of Exercise.    In accordance with the rules and procedures established by the Committee for this purpose, and subject to the provisions of the applicable Award Document and all applicable laws, the Committee shall determine the permissible methods of exercise for a Stock Appreciation Right.

        (c)    Stock Appreciation Rights in Tandem with Options.    A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.

10.   Other Awards

        The Committee shall have the authority to specify the terms and provisions of other forms of equity-based or equity-related Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments based in whole or in part on the value or future value of Shares, for the acquisition or future acquisition of Shares, or any combination thereof.

11.   Certain Restrictions

        (a)    Transfers.    Unless the Committee determines otherwise on or after the date of grant, no Award shall be transferable other than by last will and testament or by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be; provided, however, that the Committee may, in its discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration (i) to a Participant's family member, (ii) to one or more trusts established in whole or in part for the benefit of one or more of such family members, (iii) to one or more entities which are beneficially owned in whole or in part by one or more such family members or (iv) to any other individual or entity permitted under law and the rules of Nasdaq or any other exchange that lists the Shares (collectively, "Permitted Transferees"). Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

        (b)    Award Exercisable Only by Participant.    During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 11(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

12.   Recapitalization or Reorganization

        (a)    Authority of the Company and Stockholders.    The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        (b)    Change in Capitalization.    Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), may be equitably adjusted in the sole discretion of the Committee in the event of a stock split, stock dividend, recapitalization, reorganization, merger, consolidation, extraordinary dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value or other similar corporate event affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number of outstanding Awards and the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award may be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants granted Awards. Such adjustments shall be made by the Committee, in its sole discretion, whose determination as to what adjustments shall be made, and the extent thereof, shall be final. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

13.   Term of the Plan

        Unless earlier terminated pursuant to Section 15 of the Plan, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

14.   Effective Date

        The Plan shall become effective on the Effective Date; provided, however, that if the Plan is not approved by the shareholders upon submission to them for approval, the Plan shall be void ab initio; provided further that no Awards shall be granted pursuant to the Plan with a grant date prior to the Effective Date.

15.   Amendment and Termination

        Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension of the Plan shall materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (a) to comply with, or take into account changes in, applicable tax laws, securities laws, accounting rules and other applicable laws, rules and regulations or (b) to amend adverse or unintended tax consequences to a Participant under Section 409A of the Code.

16.   Miscellaneous

        (a)    Tax Withholding.    The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment in respect of an Award to remit to the Company, prior to such payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit such individual to satisfy, in whole or in part, such obligation to remit taxes by directing the Company to withhold shares that would otherwise be received by such individual or to repurchase shares that were issued to such individual to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

        (b)    No Right to Awards or Employment.    No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary, recurrent compensation or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

        (c)    Securities Law Restrictions.    An Award may not be exercised or settled and no Shares may be issued in connection with an Award unless the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state "blue sky" laws and any applicable foreign securities laws, or the Company has determined that an exemption from registration and from qualification under such state "blue sky" laws is available. The Committee may require each Participant purchasing or acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Eligible Individual is acquiring the Shares for investment purposes and not with a view to the distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (d)    Section 162(m) of the Code.    The Plan is intended to comply in all respects with Section 162(m) of the Code.

        (e)    Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States.    To the extent that Awards under the Plan are awarded to individuals who are domiciled or resident outside of the United States or to persons who are domiciled or resident in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

        (f)    Satisfaction of Obligations.    Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including, without limitation, any tax obligations or obligations under a currency facility established in connection with the Plan.

        (g)    Unfunded Plan.    The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

        (h)    Award Document.    In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

        (i)    Application of Funds.    The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

        (j)    Headings.    The headings of sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

        (k)    Section 409A of the Code.    If any provision of the Plan or an Award Agreement contravenes any regulations or Treasury guidance promulgated under Section 409A of the Code or could cause an Award to be subject to the interest and penalties under Section 409A of the Code, such provision of the Plan or any Award Agreement shall be modified to maintain, to the maximum extent practicable, the original intent of the applicable provision without violating the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority will contravene Section 409A or the regulations or guidance promulgated thereunder.

        (l)    Governing Law.    Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Florida (other than its conflict of law rules).

☐	v Please Detach and Mail in the Envelope Provided v

Please Detach and Mail your proxy card back as soon as possible!	☒ Votes must be indicated (x) in Black or Blue ink.

The Board unanimously recommends a vote FOR Proposals 1, 2 and 3.
1. Election of Three Class II Directors						To change your address, please mark this box.	☐
FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	To include any comments, please mark this box.	☐
Nominees: David C. Hurley, Robert J. Khoury, and Jonathan M. Schofield
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below).

*Exceptions ____________________________________

	FOR	AGAINST	ABSTAIN
2. Proposal to amend the 1994 Employee Stock Purchase Plan.	☐	☐	☐
3. Proposal to adopt the 2005 Long-Term Incentive Plan.	☐	☐	☐

S C A N L I N E

Please sign this proxy card and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons, each should sign, or if one signs, he should attach evidence of his authority.

Date Share Owner sign here	Co-Owner sign here

PROXY

ANNUAL MEETING OF
BE AEROSPACE, INC.

        July 21, 2005

        The undersigned hereby constitutes and appoints Messrs. Thomas P. McCaffrey and Edmund J. Moriarty, or either of them, with full power of substitution to each, proxies to vote and act at the Annual Meeting of Stockholders of BE Aerospace, Inc. (the "Company") to be held on July 21, 2005 in the Conference Center, 36th Floor, Ropes & Gray, One International Place, Boston, Massachusetts at 10:30 a.m., and at any adjournments thereof (the "Meeting"), upon and with respect to the number of shares of Common Stock, par value $0.01 per share, that the undersigned would be entitled to vote if personally present. The undersigned hereby instructs such proxies, or their substitutes, to vote on those matters appearing on the reverse side hereof as specified by the undersigned and in such manner as they may determine on any other matter which may come before the Meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged. All proxies heretofore given by the undersigned in respect of the Meeting are hereby revoked.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.
Unless otherwise specified in the boxes provided on the reverse side hereof, this Proxy will be voted FOR both nominees for Director and a vote FOR Proposals 2 and 3 and in the discretion of the named proxies as to any other matter that may properly come before the Meeting.

                                                BE AEROSPACE, INC.
                                                P.O. BOX 11044
                                                NEW YORK, N.Y. 10203-0044

(Continued and to be signed on reverse side)

QuickLinks

FORWARD-LOOKING INFORMATION
TABLE OF CONTENTS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR INDIVIDUAL GRANTS
Ten-Year Option Repricings
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPARISON OF 60 MONTH CUMULATIVE TOTAL RETURN* AMONG BE AEROSPACE, INC., THE NASDAQ STOCK MARKET-US INDEX THE DOW JONES AIRLINE INDEX AND THE DOW JONES AEROSPACE & DEFENSE INDEX
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO THE 1994 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 3 APPROVAL OF THE ADOPTION OF THE BE AEROSPACE, INC. 2005 LONG-TERM INCENTIVE PLAN
AUDIT MATTERS
STOCKHOLDER PROPOSALS
OTHER MATTERS
FORM 10-K
BE AEROSPACE, INC. 2005 LONG-TERM INCENTIVE PLAN